                                                                     EXHIBIT 2.1

                                                                  FINAL EXECUTED



                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                               CYTYC CORPORATION,

                                  CRUISER, INC.

                                       AND

                               DIGENE CORPORATION


                                FEBRUARY 19, 2002

                                TABLE OF CONTENTS

                                                                                                                 Page
ARTICLE I.........................................................................................................6
   SECTION 1.1  The Offer.........................................................................................6
                ---------
   SECTION 1.2  Offer Documents...................................................................................7
                ---------------
   SECTION 1.3  Company Actions...................................................................................8
                ---------------
   SECTION 1.4  Directors.........................................................................................9
                ---------
ARTICLE II  THE MERGER...........................................................................................10
   SECTION 2.1  The Merger.......................................................................................10
                ----------
   SECTION 2.2  Effective Time; Closing..........................................................................10
                -----------------------
   SECTION 2.3  Effect of the Merger.............................................................................11
                --------------------
   SECTION 2.4  Certificate of Incorporation; Bylaws.............................................................11
                ------------------------------------
   SECTION 2.5  Directors and Officers...........................................................................11
                ----------------------
   SECTION 2.6  Effect on Capital Stock..........................................................................11
                -----------------------
   SECTION 2.7  Exchange of Certificates.........................................................................12
                ------------------------
   SECTION 2.8  Stock Transfer Books.............................................................................15
                --------------------
   SECTION 2.9  Stock Options....................................................................................15
                -------------
   SECTION 2.10  Roche Conversion................................................................................16
                 ----------------
   SECTION 2.11  Dissenting Shares...............................................................................17
                 -----------------
   SECTION 2.12  No Further Ownership Rights in Company Common Stock.............................................17
                 ---------------------------------------------------
   SECTION 2.13  Taking All Necessary Action; Further Action.....................................................17
                 -------------------------------------------
ARTICLE III  REPRESENTATIONS AND WARRANTIES OF COMPANY...........................................................18
   SECTION 3.1  Organization; Subsidiaries.......................................................................18
                --------------------------
   SECTION 3.2  Company Capitalization...........................................................................19
                ----------------------
   SECTION 3.3  Obligations With Respect to Capital Stock........................................................20
   SECTION 3.4  Authority; Non-Contravention.....................................................................20
                ----------------------------
   SECTION 3.5  SEC Filings; Company Financial Statements........................................................22
                -----------------------------------------
   SECTION 3.6  Absence of Certain Changes or Events.............................................................23
                ------------------------------------
   SECTION 3.7  Taxes............................................................................................24
                -----
   SECTION 3.8  Properties.......................................................................................26
                ----------
   SECTION 3.9  Intellectual Property............................................................................27
                ---------------------
   SECTION 3.10  Compliance with Laws............................................................................30
                 --------------------
   SECTION 3.11  Litigation......................................................................................31
                 ----------
   SECTION 3.12  Employee Benefit Plans..........................................................................31
                 ----------------------
   SECTION 3.13  Certain Agreements..............................................................................35
                 ------------------
   SECTION 3.14  Brokers' and Finders' Fees......................................................................36
                 --------------------------
   SECTION 3.15  Insurance.......................................................................................36
                 ---------
   SECTION 3.16  Disclosure......................................................................................36
                 ----------
   SECTION 3.17  Fairness Opinion................................................................................37
                 ----------------
   SECTION 3.18  Related Party Transactions......................................................................37
                 --------------------------
   SECTION 3.19  Joint Ventures; Partnerships and Similar Arrangements...........................................37
                 -----------------------------------------------------
   SECTION 3.20  Clinical Trials.................................................................................37
                 ---------------
ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB..............................................38
   SECTION 4.1  Organization, Standing and Power.................................................................38
                --------------------------------
   SECTION 4.2  Parent Capitalization............................................................................38
                ---------------------
   SECTION 4.3  Obligations With Respect to Capital Stock........................................................38
                -----------------------------------------

   SECTION 4.4  Authority; Non-Contravention.....................................................................39
                ----------------------------
   SECTION 4.5  SEC Filings......................................................................................40
                -----------
   SECTION 4.6  Absence of Certain Changes or Events.............................................................41
                ------------------------------------
   SECTION 4.7  Compliance with Laws.............................................................................41
                --------------------
   SECTION 4.8  Litigation.......................................................................................42
                ----------
   SECTION 4.9  Disclosure.......................................................................................42
                ----------
   SECTION 4.10  Board Recommendation............................................................................43
                 --------------------
   SECTION 4.11  Brokers' and Finders' Fees......................................................................43
                 --------------------------
ARTICLE V  CONDUCT PRIOR TO THE EFFECTIVE TIME...................................................................43
   SECTION 5.1  Conduct of Business by the Company...............................................................43
                ----------------------------------
ARTICLE VI  ADDITIONAL AGREEMENTS................................................................................47
   SECTION 6.1  Preparation of Registration Statement and Proxy Statement; Company
                ------------------------------------------------------------------
   Stockholders Meeting; Merger without a Company Stockholders Meeting...........................................47
   -------------------------------------------------------------------
   SECTION 6.2  Antitrust Filings; Other Filings.................................................................49
                --------------------------------
   SECTION 6.3  No Solicitation..................................................................................49
                ---------------
   SECTION 6.4  Obligations of Merger Sub........................................................................51
                -------------------------
   SECTION 6.5  Voting of Shares.................................................................................51
                ----------------
   SECTION 6.6  Confidentiality; Access to Information...........................................................52
                --------------------------------------
   SECTION 6.7  Public Disclosure................................................................................52
                -----------------
   SECTION 6.8  Reasonable Efforts; Notification.................................................................52
                --------------------------------
   SECTION 6.9  Indemnification..................................................................................54
                ---------------
   SECTION 6.10  Nasdaq Listing..................................................................................54
                 --------------
   SECTION 6.11  Letters of Accountants..........................................................................54
                 ----------------------
   SECTION 6.12  Takeover Statutes; Rights Plan..................................................................55
                 ------------------------------
   SECTION 6.13  Certain Employee Benefits.......................................................................55
                 -------------------------
   SECTION 6.14  Employment, Consulting, Noncompetition, and Other Agreements....................................56
                 ------------------------------------------------------------
   SECTION 6.15 Tax Matters......................................................................................56
                -----------
   SECTION 6.16  Change of Control...............................................................................57
                 -----------------
   SECTION 6.17  Limitation of the Company's Investment Banking Fees.............................................57
                 ---------------------------------------------------
   SECTION 6.18  Registration Statement..........................................................................57
                 ----------------------
   SECTION 6.19  Matters.........................................................................................57
                 -------
ARTICLE VII  CONDITIONS TO THE MERGER............................................................................58
   SECTION 7.1  Conditions to Obligations of Each Party to Effect the Merger.....................................58
                ------------------------------------------------------------
ARTICLE VIII  TERMINATION, AMENDMENT AND WAIVER..................................................................58
   SECTION 8.1  Termination......................................................................................58
                -----------
   SECTION 8.2  Notice of Termination; Effect of Termination.....................................................61
                --------------------------------------------
   SECTION 8.3  Fees and Expenses................................................................................61
                -----------------
   SECTION 8.4  Amendment........................................................................................62
                ---------
ARTICLE IX  GENERAL PROVISIONS...................................................................................62
   SECTION 9.1  Non-Survival of Representations and Warranties...................................................62
                ----------------------------------------------
   SECTION 9.2  Notices..........................................................................................62
                -------
   SECTION 9.3  Interpretation; Certain Defined Terms............................................................63
                -------------------------------------
   SECTION 9.4  Counterparts.....................................................................................64
                ------------
   SECTION 9.5  Entire Agreement; Third Party Beneficiaries......................................................64
                -------------------------------------------
   SECTION 9.6  Severability.....................................................................................65
                ------------
   SECTION 9.7  Other Remedies; Specific Performance.............................................................65
                ------------------------------------

   SECTION 9.8  Governing Law....................................................................................65
                -------------
   SECTION 9.9  Rules of Construction............................................................................65
                ---------------------
   SECTION 9.10  Assignment......................................................................................65
                 ----------
   SECTION 9.11  Waiver of Jury Trial............................................................................65
                 --------------------

Annex A
Exhibit A         Stockholders' Agreement
Exhibit B         Transaction Option Agreement

                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of February 19, 2002, among Cytyc Corporation, a Delaware corporation ("Parent"), Cruiser, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Digene Corporation, a Delaware corporation ("Company").

         WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have unanimously approved the acquisition of the Company by Parent, by means of the merger of Merger Sub with and into the Company, upon the terms and subject to the conditions set forth in the Agreement;

         WHEREAS, to effectuate the acquisition, Parent and the Company each desire that Merger Sub commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), within ten
(10) days of execution of this Agreement, a cash and stock tender offer (the "Offer") to acquire all of the issued and outstanding shares of common stock, par value $0.01 per share of the Company (the "Shares" or "Company Common Stock") at a price per Share (such price being referred to herein as the "Offer Price") of (i) $4.00 in cash (the "Cash Portion of the Offer Price"), and (ii)
1.1969 shares of common stock, par value $0.01 per share, of Parent ("Parent Common Stock") (the "Stock Portion of the Offer Price"), upon the terms and subject to the conditions set forth in this Agreement and the Offer Documents (as defined in Section 1.2), and the Board of Directors of the Company has unanimously approved such Offer and agreed to recommend to its stockholders that they accept the Offer and tender their Shares pursuant thereto;

         WHEREAS, for federal income tax purposes, it is intended that (a) the exchange of Shares for cash and Parent Common Stock pursuant to the Offer and the Merger shall be treated as an integrated transaction and such transactions together shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and the rules and regulations promulgated thereunder, (b) this Agreement constitutes a plan of reorganization, and (c) Parent, Merger Sub and the Company will each be a party to such reorganization within the meaning of Section 368(b) of the Code;

         WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition of and inducement to Parent and Merger Sub entering into this Agreement (i) certain beneficial and record holders of the Company Common Stock are entering into an agreement, dated as of the date hereof, in the form of Exhibit A hereto (the "Stockholders' Agreement") providing for the tender of the Shares held by such stockholders pursuant to the Offer (as defined in Section 1.1) and certain other matters with respect to their Shares and (ii) the Company has approved the execution and delivery of the Stockholders' Agreement by the parties thereto;

         WHEREAS, concurrently with the execution and delivery of this Agreement and as a further condition of and inducement to Parent and Merger Sub entering into this Agreement (i) Parent and the Company are entering into an agreement, dated as of the date hereof, in the form of Exhibit B hereto (the "Transaction Option Agreement"), pursuant to which the Company is granting Parent an option to purchase shares of Company Common Stock, solely to the extent and for the purposes set forth in the Transaction Option Agreement and (ii) the Company has approved the execution and delivery of the Transaction Option Agreement by the parties thereto; and

         WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger (as defined in Section 2.1) and also to prescribe various conditions to consummation thereof.

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, the Stockholders' Agreement and the Transaction Option Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                    THE OFFER

SECTION 1.1 The Offer.

         (a) Provided that (i) this Agreement shall not have been terminated in accordance with Section 8.1 and the other terms of this Agreement and (ii) none of the events set forth in Annex A attached hereto shall have occurred and are continuing, unless otherwise agreed by Parent and the Company, within ten (10) days after the date hereof, Parent shall cause Merger Sub to commence the Offer. Each Share accepted by Merger Sub pursuant to the Offer shall be exchanged for the right to receive from Merger Sub the Merger Consideration (defined in Section 2.6(a) below). The initial expiration date of the Offer shall be the twentieth business day following commencement of the Offer. The Offer shall be subject to the condition that there shall be validly tendered in accordance with the terms of the Offer prior to the expiration date of the Offer and not withdrawn at least a number of shares of Company Common Stock that represents a majority of the shares of Company Common Stock outstanding on a Fully Diluted Basis (the "Minimum Condition"), and to the other conditions set forth in Annex A hereto. As used herein, "Fully Diluted Basis" shall mean after taking into account all currently outstanding shares of Company Common Stock and assuming the exercise or conversion of all options, warrants, convertible securities and similar rights and the issuance of all shares of Company Common Stock that the Company is obligated to issue thereunder other than pursuant to the Transaction Option Agreement.

         (b) Parent and Merger Sub expressly reserve the right to waive any of the conditions to the Offer and to amend or modify the terms of the Offer, except that, without the prior written consent of the Company, Merger Sub shall not (and Parent shall not cause Merger Sub to) (i) decrease the number of Shares sought in the Offer, (ii) change the form of consideration to be paid, (iii) waive or increase the Minimum Condition or impose material conditions to the Offer in addition to those set forth in Annex A, (iv) extend the Offer (except as set forth herein or in the Offer), or (v) make any other change to any of the terms and conditions to the Offer which is materially adverse to the holders of Shares. Subject only to the terms of the Offer and this

Agreement and the satisfaction (or waiver to the extent permitted by this Agreement) of the conditions to the Offer, Merger Sub shall accept for payment and pay for all Shares validly tendered and not withdrawn pursuant to the Offer as soon as practicable after the applicable expiration date of the Offer and shall pay for all such Shares promptly after acceptance; provided that, unless this Agreement is terminated pursuant to Article VIII, (x) Merger Sub may in its sole discretion, without the consent of the Company and shall, at the request of the Company, extend the Offer for successive extension periods not in excess of 10 business days each if, at the scheduled expiration date of the Offer or any extension thereof, any of the conditions to the Offer shall not have been satisfied or waived, until such times as such conditions are satisfied or waived, and (y) Merger Sub may extend the Offer for any period if and to the extent required by the applicable rules and regulations of the United States Securities and Exchange Commission ("SEC"). In addition, Merger Sub may extend the Offer after the acceptance of Shares thereunder for a further period of time beyond the latest expiration date that would otherwise be permitted under this Section by means of a subsequent offering period under Rule 14d-11 promulgated under the Exchange Act, of not more than 20 business days to meet the objective (which is not a condition to the Offer) that there be validly tendered, in accordance with the terms of the Offer, prior to the expiration date of the Offer (as so extended) and not withdrawn a number of Shares, which together with Shares then owned by Parent and Merger Sub, represents at least 90% of the Shares outstanding on a Fully Diluted Basis.

SECTION 1.2 Offer Documents. As soon as practicable on the date of commencement of the Offer, Parent shall prepare and file with the SEC a registration statement on Form S-4 to register the offer and sale of Parent Common Stock pursuant to the Offer (the "Registration Statement"). The Registration Statement will include a preliminary prospectus containing the information required under Rule 14d-4(b) promulgated under the Exchange Act (the "Preliminary Prospectus"). As soon as practicable on the date of commencement of the Offer, Parent and Merger Sub shall (i) file or cause to be filed with the SEC a Tender Offer Statement on Schedule TO promulgated under Section 14(d)(1) of the Exchange Act (the "Schedule TO") with respect to the Offer which shall contain the offer to purchase and related letter of transmittal and other ancillary Offer documents and instruments pursuant to which the Offer will be made (collectively with any supplements or amendments thereto, the "Offer Documents"), which Offer Documents shall contain (or shall be amended in a timely manner to contain) all information which is required to be included therein in accordance with the Exchange Act and the rules and regulations thereunder and any other applicable law, and shall conform in all material respects with the requirements of the Exchange Act and any other applicable law, including that the Offer Documents shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that no agreement or representation hereby is made or shall be made by Parent or Merger Sub with respect to information supplied by the Company expressly for inclusion in, or with respect to Company information derived from the Company's public filings with the SEC that is included or incorporated by reference in, the Offer Documents, (ii) deliver a copy of the Schedule TO to the Company at its principal executive office, (iii) give telephonic notice and mail to the National Association of Securities Dealers, Inc. (the "NASD") a copy of the Schedule TO in accordance with Rule 14d-3 promulgated under the Exchange Act, and (iv) mail or otherwise cause the Offer Documents to be disseminated to the holders of Company Common Stock. The Company shall provide Parent and Merger Sub all information reasonably requested by Parent or Merger Sub for inclusion in the Offer Documents. Parent, Merger Sub and the Company each agree promptly to correct any information provided by them for use in the Offer Documents if and to the extent that it shall have become false or misleading in any material respect and Merger Sub further agrees to take all lawful action necessary to cause the Offer Documents as so corrected to be filed promptly with the SEC and to be disseminated to holders of Company Common Stock, in each case as and to the extent required by applicable law. In conducting the Offer, Parent, Merger Sub and the Company shall comply in all material respects with the provisions of the Exchange Act and any other applicable law. The Company and its counsel shall be given the opportunity to review and comment on the Offer Documents and any amendments thereto prior to the filing thereof with the SEC. Parent and Merger Sub agree to provide the Company and its counsel any comments Parent, Merger Sub or their counsel may receive from the SEC with respect to the Offer Documents promptly after the receipt of such comments.

SECTION 1.3 Company Actions.

         (a) The Company hereby approves of and consents to the Offer and represents that (1) its Board of Directors (at a meeting duly called and held) unanimously (i) determined that each of this Agreement, the Transaction Option Agreement, the Stockholders' Agreement, and the transactions contemplated hereby and thereby, including the Offer and the Merger, are advisable and are fair to and in the best interests of the stockholders of the Company, (ii) approved the execution, delivery and performance of this Agreement, the Transaction Option Agreement, and the Stockholders' Agreement and the consummation of the transactions contemplated hereby and thereby, including the Offer and the Merger and the acquisition of Shares pursuant thereto, and such approval constitutes approval of the foregoing for purposes of Section 203 of the Delaware General Corporation Law (as amended, the "DGCL") such that the Offer, the Merger, this Agreement, the Transaction Option Agreement and the Stockholders' Agreement are not and shall not be subject to any restriction pursuant to Section 203 of the DGCL, and (iii) resolved to recommend acceptance of the Offer and approval and adoption of this Agreement and the Merger by the holders of Company Common Stock (the recommendations referred to in this clause (iii) are collectively referred to in this Agreement as the "Recommendations"), and (2) Goldman Sachs & Co. has delivered to the Board of Directors of the Company its written opinion that, as of the date hereof, the consideration to be received by the holders of Company Common Stock in the Offer pursuant to this Agreement is fair, from a financial point of view, to such holders. The Company hereby consents to the inclusion in the Offer Documents of the Recommendations, subject to the withdrawal or modification thereof as provided in Section 6.3(b). The Company has been advised that all of its directors and executive officers presently intend to tender their Shares pursuant to the Offer.

         (b) The Company hereby agrees to file with the SEC simultaneously with the filing by Parent and Merger Sub of the Schedule TO, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the "Schedule 14D-9") containing such Recommendations of the Board of Directors of the Company in favor of the Offer and the Merger and otherwise complying with Rule 14d-9 under the Exchange Act. The Schedule 14D-9 shall comply in all material respects with the Exchange Act and any other applicable law and shall contain (or shall be amended in a timely manner to contain) all information which is required to be included therein in accordance with the Exchange Act and the rules and regulations thereunder and any other applicable law and shall be disseminated to the stockholders of the Company and shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. The Company, Parent and Merger Sub each agree promptly to correct any information provided by them for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect and the Company further agrees to take all lawful action necessary to cause the Schedule 14D-9 as so corrected to be filed promptly with the SEC and disseminated to the holders of Company Common Stock, in each case as and to the extent required by applicable law. Parent, Merger Sub and their counsel shall be given an opportunity to review and comment on the Schedule 14D-9 and any amendments thereto prior to the filing thereof with the SEC. Company agrees to provide Parent and Merger Sub and their respective counsel any comments the Company or its counsel may receive from the SEC with respect to the 14D-9 promptly after the receipt of such comments.

         (c) In connection with the Offer, the Company shall promptly furnish, or cause its transfer agent to furnish, Parent with mailing labels, security position listings and all available listings or computer files containing the names and addresses of the record holders of the Company Common Stock as of the latest practicable date and shall furnish, or cause its transfer agent to furnish, Parent with such information and assistance (including updated lists of stockholders, mailing labels and lists of security positions) as Parent or its agents may reasonably request in communicating the Offer to the record and beneficial holders of Company Common Stock. Subject to the requirements of applicable law, and except for such actions as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer and the Merger, Parent and Merger Sub and each of their affiliates, associates, partners, employees, agents and advisors shall hold in confidence the information contained in such labels and lists, shall use such information only in connection with the Offer and the Merger, and, if this Agreement is terminated, in accordance with its terms, shall deliver promptly to the Company all copies of such information then in their possession or under their control.

SECTION 1.4  Directors.

         (a) Promptly following the acceptance for payment by Merger Sub pursuant to the Offer of such number of shares of Company Common Stock which represents at least a majority of the outstanding shares of Company Common Stock (on a Fully Diluted Basis), and from time to time thereafter (the "Appointment Time"), Parent shall be entitled to designate such number of directors, rounded up to the next whole number as will give Parent, subject to compliance with
Section 14(f) of the Exchange Act, representation on the Board of Directors of the Company equal to the product of (x) the number of directors on the Board of Directors of the Company (giving effect to any increase in the number of directors pursuant to this Section 1.4) and (y) the percentage that such number of Shares so purchased bears to the aggregate number of Shares then outstanding (such number being, the "Board Percentage"), and the Company shall promptly satisfy the Board Percentage by (i) increasing the size of the Board of Directors of the Company or (ii) using its best efforts to secure the resignations of such number of directors as is necessary to enable Parent's designees to be elected to the Board of Directors of the Company and shall cause Parent's designees promptly to be so elected. At the request of Parent, the Company shall take, at the Company's expense, all lawful action necessary to effect any such election, including, without limitation, mailing to its stockholders the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, unless such information has previously been provided to the Company's stockholders in the Schedule 14D-9. Parent will supply the Company and be solely responsible for any information with respect to Parent, its designees and its nominees, officers, directors and affiliates required by such Section 14A and Rule 14-f-1

         (b) Following the election or appointment of Parent's designees pursuant to this Section 1.4 and prior to the Effective Time (as defined in Section 2.2) of the Merger, any (i) amendment or termination of this Agreement,
(ii) extension for the performance or waiver of the obligations or other acts of Parent or Merger Sub, or (iii) waiver of the Company's rights hereunder shall require the concurrence of a majority of directors of the Company then in office who are "Continuing Directors". The term "Continuing Director" shall mean (i) each member of the Board of Directors of the Company on the date hereof and (ii) any successor to any Continuing Director that was recommended to succeed such Continuing Director by a majority of the Continuing Directors then on the Board of Directors.

                                   ARTICLE II

                                   THE MERGER

SECTION 2.1 The Merger. Upon the terms and subject to the conditions of this Agreement and the applicable provisions of the DGCL, at the Effective Time, Merger Sub shall be merged (the "Merger") with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (Merger Sub and the Company are sometimes hereinafter referred to as "Constituent Corporations" and, as the context requires, the Company is sometimes hereinafter referred to as the "Surviving Corporation"). Following the Merger, Parent intends to cause the Surviving Corporation to be merged with and into Parent, the separate corporate existence of the Surviving Corporation shall cease, and Parent shall continue as the surviving entity.

SECTION 2.2 Effective Time; Closing. Subject to the provisions of this Agreement, the Company and Merger Sub will file a certificate of merger, in such appropriate form as determined by the parties and in accordance with the requirements of the DGCL, with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL (the "Certificate of Merger") (the date and time of such filing (or such later time as may be agreed in writing by Company and Parent and specified in the Certificate of Merger) being the "Effective Time") as soon as practicable on or after the Closing Date. The closing of the Merger (the "Closing") shall take place at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts, at a time and date to be specified by the parties, which shall be as soon as practicable after the satisfaction or waiver of the conditions set forth in
Article VII (other than these that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of these conditions, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").

SECTION 2.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, the Surviving Corporation shall possess all the property, rights, privileges, powers and franchises of Company and Merger Sub, and shall be subject to all debts, liabilities and duties of Company and Merger Sub.

SECTION 2.4 Certificate of Incorporation; Bylaws.

         (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable law; provided, however, that at the Effective Time Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read: "The name of the corporation is 'Digene Corporation'".

         (b) At the Effective Time, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

SECTION 2.5 Directors and Officers. The initial directors of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of the Company immediately prior to the Effective Time, until the earlier of their resignation or removal or until their respective successors are duly appointed.

SECTION 2.6 Effect on Capital Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

         (a) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than any shares of Company Common Stock to be canceled pursuant to Section 2.6(b) and Dissenting Shares (as defined in Section 2.10), will be canceled and extinguished and automatically converted (subject to Section 2.6(e)) into the right to receive an amount in cash and whole shares of Parent Common Stock equal to the Offer Price (together with the amount of cash in lieu of fractional shares payable pursuant to Section 2.7(e)), without any interest thereon, upon surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 2.7 (the "Merger Consideration"). All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with Section 2.7 hereof, without interest.

         (b) Cancellation of Company-Owned and Parent-Owned Stock. Each share of Company Common Stock held by Company or owned by Parent or Merger Sub immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

         (c) Options; Roche Conversion. At the Effective Time, all options to purchase Company Common Stock then outstanding (each a "Company Option"), whether (i) under the Company's Amended and Restated 1999 Incentive Plan, Digene Omnibus Plan, 1997 Stock Option Plan, Directors' Stock Option Plan (the "Company Stock Option Plans") or option agreements, or (ii) otherwise, shall be treated in accordance with Section 2.9 of this Agreement. The Company has no outstanding warrants. At the Effective Time, the conversion of the Roche Diagnostic up front payment in the amount of $5,000,000 (the "Roche Conversion") shall be treated in accordance with Section 2.10 of this Agreement.

         (d) Capital Stock of Merger Sub. Each share of common stock, par value $0.01 per share, of Merger Sub (the "Merger Sub Common Stock"), issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, $0.01 par value per share, of the Surviving Corporation. Following the Effective Time, each certificate evidencing ownership of shares of Merger Sub common stock shall evidence ownership of such shares of capital stock of the Surviving Corporation.

         (e) Adjustments to Number of Shares of Parent Common Stock. If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company or Parent shall occur, including, without limitation, by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the number of shares of Parent Common Stock paid in the Offer and the Merger and other items dependent thereon shall be appropriately adjusted.

SECTION 2.7 Exchange of Certificates.

         (a) Exchange Agent. On or prior to the Closing Date, Parent shall select an institution reasonably acceptable to the Company to act as exchange agent to make the payments of the cash and shares of Parent Common Stock to which holders of shares of Company Common Stock shall become entitled pursuant to Section 2.6(a) hereof in the Merger (the "Exchange Agent").

         (b) Exchange Fund. As of the Effective Time, Parent shall make available to the Exchange Agent for payment in accordance with this Article the cash and shares of Parent Common Stock (such cash and shares of Parent Common Stock are hereinafter referred to as the "Exchange Fund") issuable pursuant to
Section 2.6 in exchange for outstanding shares of Company Common Stock. All cash deposited with the Exchange Agent shall be invested by the Exchange Agent, as Parent directs, in (i) direct obligations of the United States of America, (ii) obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iii) commercial paper rated the highest quality by either Moody's Investors Service, Inc., or Standard and Poor's Ratings Services, or (iv) money market funds investing solely in a combination of the foregoing. Any net profit resulting from, or interest or income produced by, such investments will be payable to Merger Sub or Parent, as Parent directs.

         (c) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent shall instruct the Exchange Agent to mail to each holder of record of a certificate or certificates ("Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.6, (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of such Certificates to the Exchange Agent and shall contain such other provisions as Parent may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of Certificates for cancellation to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent, the holder of such Certificates shall be entitled to receive in exchange therefor the Merger Consideration and any dividends or distributions payable pursuant to Section 2.7(d), and the Certificates so surrendered shall be canceled. Until so surrendered, outstanding Certificates shall be deemed, from and after the Effective Time, for all corporate purposes, to evidence only the right to receive in exchange therefor the Merger Consideration and any dividends or distributions payable pursuant to Section 2.7(d). No interest will be paid or accrued on any cash in lieu of fractional shares of Parent Common Stock included in the Merger Consideration or on any unpaid dividends or distributions payable to holders of Certificates. If payment is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be promptly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the surrendered Certificate or established to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.

         (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Merger Consideration that such holder has the right to receive in the Merger until such holder surrenders such Certificate in accordance with this Section 2.7 (at which time such holder shall be entitled, subject to the effect of applicable escheat or similar laws, to receive all such dividends and distributions, without interest). Subject to applicable law, following surrender of any such Certificates, the Exchange Agent shall deliver to the holders of certificates representing whole shares of Parent Common Stock included in the Merger Consideration, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.7(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Parent Common Stock.

         (e) Fractional Shares. No certificate or scrip representing fractional Parent Common Stock will be issued in the Merger upon the surrender for exchange of Certificates, and such fractional Parent Common Stock will not entitle the owner thereof to vote or to any rights of a holder of Parent Common Stock. In lieu of any such fractional share of Parent Common Stock, each holder of Certificates who would otherwise have been entitled to a fraction of a share of Parent Common Stock in exchange for such Certificate (after taking into account all Certificates delivered by such holder) pursuant to this Section 2.7(e) shall receive from the Exchange Agent, as applicable, a cash payment rounded up to the nearest whole cent, determined by multiplying (A) the fractional share interest to which such holder would otherwise be entitled by
(B) the average of the last sales prices of one share of Parent Common Stock as reported on the Nasdaq National Market during the ten consecutive trading days ending on (and including) the third trading day immediately preceding the date of the Effective Time.

         (f) Withholding Rights. Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable or deliverable pursuant to this Agreement to any holder or former holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Parent.

         (g) Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall pay in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration into which the shares of Company Common Stock represented by such Certificates were converted and any dividends or distributions payable pursuant to Section 2.7(d); provided, however, that Parent may, in its discretion and as a condition precedent to the payment of such Merger Consideration and other dividends or distributions, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

         (h) No Liability. Neither the Parent nor the Surviving Corporation shall be liable to any holder of shares of Parent Common Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (i) Termination of Exchange Fund; Interest. Any portion of the Exchange Fund (including any interest received with respect thereto) which remains undistributed to the holders of Company Common Stock for 180 days after the Effective Time shall be delivered to the Parent, upon demand, and any holders of Company Common Stock who have not theretofore complied with this
Article II and the instructions set forth in the letter of transmittal mailed to such holder after the Effective Time shall thereafter look only to the Parent for Merger Consideration and any dividends or other distributions with respect to Parent Common Stock to which they are entitled pursuant to Section 2.7(d). Any portion of the Exchange Fund remaining unclaimed by holders of Company Common Stock five (5) years after the Effective Time (or such earlier date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity) shall, to the extent permitted by applicable law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

SECTION 2.8 Stock Transfer Books. Subject to Section 2.9, at the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. On or after the Effective Time, any certificates presented to the Exchange Agent or Parent for any reason shall be converted into the Merger Consideration.

SECTION 2.9 Stock Options.

         (a) At the Effective Time, each outstanding Company Option will be assumed by Parent, and shall be exercisable in accordance with the terms of such Company Option for (i) a number of whole shares of Parent Common Stock (rounded down to the nearest whole number) equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by a number equal to the Stock Portion of the Offer Price and (together with the number of shares determined in accordance with clause (i)) (ii) an amount of cash (rounded down to the nearest cent) equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by a number equal to the Cash Portion of the Offer Price. The exercise price per share applicable to each Company Option and immediately after the Effective Time will be equal to a number (rounded up to the nearest cent) equal to the quotient of the exercise price per share of such Company Option immediately prior to the Effective Time divided by a number equal to the Stock Portion of the Purchase Price.

         (b) As soon as reasonably practicable after the Effective Time, Parent shall deliver to the participants in the Company Stock Option Plans appropriate notice setting forth such participants' rights pursuant thereto and the outstanding Company Options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 2.9 and required by the Company Stock Option Plans after giving effect to the Merger). Consistent with the terms of the Company Stock Option Plans and the documents governing the outstanding options under those plans, the Merger shall not result in the termination of any outstanding Company Options under the Company Stock Option Plans that are so assumed by Parent or the shares of Parent Common Stock that will be subject to those options upon Parent's assumption of the Company Options in the Merger. All holders of Company Options shall have the right to exercise such options following the Effective Time, with full credit given to all of the provisions of the existing stock option agreements and the Company Stock Option Plans, including provisions regarding vesting and service relating to any predecessor corporation acquired by the Company. It is the intention of the parties that the options so assumed by Parent qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent such options qualified as incentive stock options prior to the Effective Time. Within 15 business days after the Effective Time, provided that the Parent has received within 10 business days after the Effective Time all option documentation it requires relating to the outstanding Company Options, Parent will issue to each person who, immediately prior to the Effective Time, is a holder of an outstanding Company Option under the Company Stock Option Plans that is to be assumed by Parent hereunder, a document evidencing the foregoing assumption of such option by Parent.

         (c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery under the Company Stock Option Plans assumed in accordance with this Section. As soon as practicable and in no event more than fifteen (15) business days after the Effective Time, provided that the Parent has received within 10 business days after the Effective Time all option documentation it requires relating to the outstanding Company Options, Parent shall file a registration statement on Form S-8 (or any successor forms), with respect to such options and shall use commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Company Options under the Company Stock Option Plans remain outstanding. The Company shall cooperate with and assist Parent in the preparation of such registration statements.

         (d) The Board of Directors of the Company shall, prior to or as of the Effective Time, take all necessary actions, pursuant to and in accordance with the terms of the Company Stock Option Plans and the instruments evidencing the Company Options, to provide for the conversion of the Company Options into options to acquire Parent Common Stock in accordance with this Section, and that no consent of the holders of the Company Options is required in connection with such conversion.

         (e) The Board of Directors of the Company shall, prior to or as of the Effective Time, take appropriate action to approve the deemed cancellation of the Company Options for purposes of Section 16(b) of the Exchange Act. The Board of Directors of Parent shall, prior to or as of the Effective Time, take appropriate action to approve the deemed grant of options to purchase Parent Common Stock under the Company Options (as converted pursuant to this Section) for purposes of Section 16(b) of the Exchange Act.

SECTION 2.10 Roche Conversion. At the Effective Time, the obligation of the Company under its letter agreement dated April 29, 2001, as amended to date, with Roche Molecular Systems, Inc. to convert the $5,000,000 up front payment by Roche Diagnostics into Company Common Stock (if not previously converted) will be assumed by Parent and such payment, when converted, shall be converted into
(a) the number of whole shares of Parent Common Stock (rounded down to the nearest whole number) equal to the product of the number of shares of

Company Common Stock that were issuable upon such conversion immediately prior to the Effective Time multiplied by a number equal to the Stock Portion of the Offer Price and (together with the number of shares determined in accordance with clause (a)), and (b) an amount of cash (rounded down to the nearest cent) equal to the product of the number of shares of Company Common Stock that were issuable upon such conversion immediately prior to the Effective Time multiplied by a number equal to the Cash Portion of the Offer Price. The conversion price per share immediately after the Effective Time will be equal to a number (rounded up to the nearest cent) equal to the quotient of the conversion price per share immediately prior to the Effective Time divided by a number equal to the Stock Portion of the Purchase Price.

SECTION 2.11 Dissenting Shares. Shares of Company Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with the DGCL (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders instead shall be entitled to receive payment of the appraised value of such shares of Company Common Stock held by them in accordance with the provisions of the DGCL, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Company Common Stock under the DGCL shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration upon surrender in the manner provided in Section 2.7, of the Certificate or Certificates that, immediately prior to the Effective Time, evidenced such shares of Company Common Stock. Company shall give Parent prompt notice of any demands received by Company for appraisal of Shares, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands. Any amounts paid to a holder pursuant to a right of appraisal will be paid by Company. The existence of Dissenting Shares, so long as the conditions in Annex A are met (and the Agreement is not otherwise terminated), shall have no effect on the obligations of Parent and Merger Sub under the Offer and the Merger.

SECTION 2.12 No Further Ownership Rights in Company Common Stock. All Merger Consideration paid in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Section 2.7(d) and (e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If after the Effective Time Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

SECTION 2.13 Taking All Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company and Merger Sub, the officers and directors of Company, Merger Sub and the Surviving Corporation will take all such lawful and necessary action in the name of the Surviving Corporation, Company or Merger Sub, as appropriate.




                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         As of the date of this Agreement and as of the Closing Date, except as disclosed in the disclosure schedule delivered by the Company to Parent dated as of the date hereof and certified by a duly authorized officer of the Company (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Merger Sub as follows:

SECTION 3.1 Organization; Subsidiaries.

         (a) The Company and each of its subsidiaries identified in Section 3.1(a) of the Company Disclosure Schedule is duly organized, validly existing and in good standing (or other applicable concept of maintenance of corporate existence, if any) under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction (domestic or foreign) in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not reasonably be expected to have a Material Adverse Effect (as defined in Section 9.3) on the Company. Section 3.1(a) of the Company Disclosure
Schedule indicates the jurisdiction of organization of each U.S. subsidiary of the Company and the Company's direct or indirect equity interest therein. Complete and correct copies of the Certificate of Incorporation and By-laws of the Company and copies of similar governing instruments of each of its subsidiaries (collectively, the "Company Charter Documents") have been delivered to Parent, and each such instrument is in full force and effect.

         (b)      Neither Company nor any of its subsidiaries identified in
Section 3.1(a) of the Company Disclosure Schedule owns any capital stock of, or any equity interest of any nature in, any corporation, partnership, joint venture arrangement or other business entity, except for passive investments in equity interests of public companies as part of the cash management program of the Company or as disclosed in the Company's SEC Reports. Neither the Company nor any of its subsidiaries has agreed or is obligated to make, or is bound by any material written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, as in effect as of the date hereof or as may hereinafter be in effect under which it may become obligated to make any future material investment in or material capital contribution to any other entity. Neither the Company, nor any of its subsidiaries, is a general partner of any general partnership, limited partnership or other similar entity.

SECTION 3.2 Company Capitalization.

         (a) The authorized capital stock of the Company consists solely of 50,000,000 shares of Company Common Stock, of which there were 17,881,594 shares issued and outstanding as of February 18, 2002, and 1,000,000 shares of preferred stock, $0.10 per share (the "Company Preferred Stock"), of which there are no shares issued and outstanding. As of the date of this Agreement, there are no shares of Company Common Stock and no shares of Company Preferred Stock held in treasury by the Company.

         (b) As of the close of business on February 15, 2002, 3,398,162 shares of Company Common Stock and no shares of Company Preferred Stock are subject to issuance pursuant to outstanding options to purchase Company Common Stock under the Company Stock Option Plans, option agreements, or otherwise (collectively, the "Company Options") and upon the Roche Conversion. Section 3.2(b) of the Company Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of the date of this
Agreement: (i) the name of the optionee; (ii) the number of shares of Company Common Stock subject to such Company Option; (iii) the exercise price of such Company Option; (iv) the date on which such Company Option was granted or assumed; and (v) the date on which such Company Option expires. The Company has made available to Parent an accurate and complete copy of the Company Stock Option Plans and the standard forms of stock option agreements evidencing Company Options. There are no options or warrants outstanding to purchase shares of Company Common Stock or shares of Company Preferred Stock other than pursuant to the Transaction Option Agreement and the Company Stock Option Plans.

         (c) All outstanding shares of Company Common Stock and Company Preferred Stock, all shares of Company Common Stock which may be issued pursuant to the exercise of the Company Options and upon the Roche Conversion will be, when issued, duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement or document to which the Company is a party or by which it is bound. All outstanding shares of Company Common Stock and Company Preferred Stock, and all outstanding shares of capital stock of each U.S. subsidiary of the Company have been issued and granted in compliance in all material respects with (i) all applicable securities laws and other applicable Legal Requirements and (ii) all requirements set forth in applicable agreements or instruments. For the purposes of this Agreement, "Legal Requirements" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined in Section 3.4). There are no outstanding bonds, debentures, notes or other indebtedness or debt securities of the Company which require consent for any actions contemplated by this Agreement, the Transaction Option Agreement or the Stockholders' Agreement or which have the right to vote (or are convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote.

SECTION 3.3 Obligations With Respect to Capital Stock. Except as set forth in
Section 3.2 hereof, there are no equity securities, partnership interests or similar ownership interests of any class of Company equity security, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth on Section 3.3 of the Company Disclosure Schedule, the Company owns all of the securities of its subsidiaries identified in Section 3.1 of the Company Disclosure Schedule, free and clear of all claims and Encumbrances (as defined below), and there are no other equity securities, partnership interests or similar ownership interests of any class of equity security of any subsidiary of the Company, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. For purposes of this Agreement, "Encumbrances" means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset). Except pursuant to the Transaction Option Agreement, the Stockholders' Agreement, Company Option Plans, Company Options and Roche Conversion, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company or any of its subsidiaries is a party or by which it is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. Except as set forth on Section 3.3 of the Company Disclosure Schedule, there are no registration rights with respect to any equity security of any class of the Company or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries.

SECTION 3.4 Authority; Non-Contravention.

         (a) The Company has all requisite corporate power and authority to enter into this Agreement, the Transaction Option Agreement and the Stockholders' Agreement and, subject to the Company Stockholder Approvals (as defined below), to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Transaction Option Agreement and the Stockholders' Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval and adoption of this Agreement and the approval of the Merger by Company's stockholders (the "Company Stockholder Approvals") pursuant to the DGCL and the filing of the Certificate of Merger pursuant to the DGCL. The affirmative vote of the holders of a majority of the outstanding shares of the Company Common Stock is sufficient for the Company's stockholders to approve and adopt this Agreement and approve the Merger, and no other approval of any holder of any securities of the Company is required in connection with the consummation of the transactions contemplated hereby. This Agreement and the Transaction Option Agreement have been duly executed and delivered by the Company and, assuming the due execution and delivery by Parent and Merger Sub, constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. There is no vote of the holders of any class or series of the Company's securities necessary to approve the Transaction Option Agreement.

         (b) The execution and delivery of this Agreement, the Transaction Option Agreement and the Stockholders' Agreement by the Company do not, and the performance of this Agreement, the Transaction Option Agreement and the Stockholders' Agreement by the Company will not, (i) conflict with or violate any Company Charter Documents, (ii) subject to obtaining the Company Stockholder Approvals and compliance with the requirements set forth in Section 3.4(c), conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which the Company or any of its subsidiaries or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, agreement, lease, license, permit, franchise, concession or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective assets are bound or affected, except, in the case of clauses (ii) and (iii), for such conflicts, violations, breaches, defaults, impairments, or rights which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

         (c) No action by or in respect of, or filing with any court, administrative agency or commission or other governmental authority or instrumentality, foreign, domestic or supranational ("Governmental Entity") or other person, is required to be obtained or made by the Company in connection with the execution and delivery by the Company of this Agreement, the Transaction Option Agreement or the Stockholders' Agreement or the consummation by the Company of the transactions contemplated hereby and thereby, except for
(i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Company is qualified to do business, (ii) filing with the SEC of Schedule 14D-9 and, if necessary, a Company Proxy Statement (as defined in Section 6.1), (iii) further compliance with any applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, and any other applicable securities law, whether state or foreign, (iv) such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (v) such other consents, authorizations, filings, approvals and registrations which if not obtained or made could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or the Surviving Corporation or have a Material Adverse Effect on the ability of the Company to consummate the transactions contemplated by this Agreement and the Transaction Option Agreement.

SECTION 3.5  SEC Filings; Company Financial Statements.

         (a) The Company has filed all forms, reports and documents required to be filed by Company with the SEC since June 30, 1999 and has made available to Parent such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that the Company may file subsequent to the date hereof) are referred to herein as the "Company SEC Reports." As of their respective dates, the Company SEC Reports (i) were prepared in accordance with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected prior to the date of this Agreement by a subsequently filed Company SEC Report. None of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

         (b) Each of the consolidated financial statements of the Company (including, in each case, any related notes thereto) contained in the Company SEC Reports (the "Company Financials"), including each Company SEC Report filed after the date hereof until the Closing, (i) comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) are prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC under Form 10-Q, 8-K or any successor form under the Exchange Act) and (iii) fairly present in all material respects the consolidated financial position of Company and its subsidiaries as at the respective dates thereof and the consolidated results of Company's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments.

         The balance sheet of the Company contained in the Company SEC Reports as of December 31, 2001 is hereinafter referred to as the "Company Balance Sheet." Except as disclosed in the Company Financials or in the Company SEC Documents filed, in each case, prior to the date hereof, neither Company nor any of its subsidiaries has any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are, individually or in the aggregate, material to the business, results of operation or financial condition of the Company or its subsidiaries taken as a whole except (i) for liabilities incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice and (ii) liabilities incurred in connection with this Agreement, the Transaction Option Agreement or the Stockholders' Agreement.

         (c) The Company has heretofore furnished to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

SECTION 3.6 Absence of Certain Changes or Events.

         (a) Since the date of the Company Balance Sheet, the business of the Company and its subsidiaries has been conducted in the ordinary course consistent with past practices (other than the transactions contemplated by this Agreement and the Transaction Option Agreement) and there is not and has not been (i) any event, occurrence, development or state of circumstances or facts that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or give rise to a Material Adverse Change (as defined in Section 9.3(c)) on the Company, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company's or any of its subsidiaries' capital stock, or any purchase, redemption or other acquisition by the Company of any of the Company's capital stock or any other securities of the Company or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases which are not, individually or in the aggregate, material in amount from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (iii) any material change by the Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, (iv) any revaluation by the Company of any of its material assets, other than in the ordinary course of business, or
(v) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to prevent or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement and the Transaction Option Agreement or perform its obligations hereunder or thereunder.

         (b) Except as set forth in Section 3.6(b) of the Company Disclosure Schedule, since the date of the Company Balance Sheet and through the date of this Agreement, there has not been (i) any amendment of any material term of any outstanding security of the Company or any of its subsidiaries, (ii) any incurrence, assumption or guarantee by the Company or any of its subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices,
(iii) any split, combination or reclassification of any of the Company's or any of its subsidiaries' capital stock, (iv) any granting by the Company or any of its subsidiaries of any increase in compensation or fringe benefits to any Employee, or any payment by the Company or any of its subsidiaries of any severance, termination pay or benefits or bonus to any Employee, or any granting by the Company or any of its subsidiaries of any increase in severance or termination pay, other than in the ordinary course, consistent with past practice, or any entry by the Company or any of its subsidiaries into, or material modification or amendment of, any Employee Agreement, or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving the Company of the nature contemplated hereby, (v) any labor dispute or any activity or proceeding by a labor union or representative thereof to organize any Employees, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any Employees, (vi) except as set forth in Section 3.6(b) of the Company Disclosure Schedule any layoffs of Employees or any Employee terminations other than for poor performance or cause, and the Company and its subsidiaries have preserved intact and kept available the services of present Employees in accordance with past practice, (vii) any creation or other incurrence by the Company or any of its subsidiaries of any lien on any material asset other than in the ordinary course of business consistent with past practices,
(viii) any making of any material loan, advance or capital contributions to or investment in any Person other than loans, advances or capital contributions to or investments in its wholly-owned subsidiaries (or advances to employees) in the ordinary course of business consistent with past practices, (ix) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any of its subsidiaries that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, (x) any agreement, commitment, arrangement or undertaking by the Company or any of its subsidiaries to perform any action described in (i) through (ix) above.

SECTION 3.7  Taxes.
             -----

         (a) The Company and each of its subsidiaries have timely filed or caused to be filed all federal, state, local, foreign and other returns, estimates, information statements and reports ("Returns") relating to Taxes (as defined in Section 3.7(r)) required to be filed by or on behalf of the Company and each of its subsidiaries with any Tax authority. Such Returns are true, correct and complete in all material respects, and the Company and each of its subsidiaries have timely paid all Taxes due, whether or not such Taxes have been shown to be due on such Returns. Neither the Company nor any of its subsidiaries has requested an extension of time within which to file any Return.

         (b) The Company and each of its subsidiaries have withheld with respect to its employees and other persons all federal and state income Taxes, Taxes pursuant to the Federal Insurance Contribution Act ("FICA"), Taxes pursuant to the Federal Unemployment Tax Act ("FUTA") and other Taxes required to be withheld.

         (c) The Company and its subsidiaries have not executed any unexpired waiver of any statute of limitations on or extended the period for the assessment or collection of any Tax, and no power of attorney with respect to Tax matters has been executed or filed with any Tax authority.

         (d) No audit or other examination of any Return of the Company or any of its subsidiaries by any Tax authority is presently in progress, nor has the Company or any of its subsidiaries been notified of any request for such an audit or other examination that is reasonably likely to result in any adjustment.

         (e) No adjustment relating to any Returns filed by the Company or any of its subsidiaries has been proposed formally or informally by any Tax authority to the Company or any of its subsidiaries or any representative thereof.

         (f) The unpaid Taxes of the Company and its subsidiaries did not, as of the date of the Company Balance Sheet, exceed the reserve for actual Taxes (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) as shown on the Company Balance Sheet, and will not exceed such reserve as adjusted for the passage of time through the Closing Date in accordance with reasonable past custom and practice of the Company.

         (g) Assuming no significant appreciation in the value of Parent Common Stock from the date hereof, there is no agreement, plan or arrangement to which the Company or any of its subsidiaries is a party, including this Agreement and the agreements entered into in connection with this Agreement, that, individually or collectively, would give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code, or which would impose a withholding Tax obligation on Parent, the Company or any of its subsidiaries or the Surviving Corporation for amounts described in
Section 4999 of the Code.

         (h) Neither the Company nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company or any of its subsidiaries.

         (i) Neither the Company nor any of its subsidiaries is party to or has any obligation under any Tax-sharing, Tax indemnity or Tax allocation agreement or arrangement (including but not limited to any advance pricing agreement, closing agreement or other agreement relating to Taxes with a Tax authority).

         (j) Neither the Company nor any of its subsidiaries has been or will be required (either as a result of the transactions contemplated by this Agreement or otherwise) to include in taxable income attributable to, or that accrued in, a prior taxable period but was not recognized in a prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the cash method of accounting or under Section 481 of the Code or any comparable provision of any other Tax law or for any other reason.

         (k) Neither the Company nor any of its subsidiaries has been distributed in a transaction qualifying under Section 355 of the Code within the last two (2) years, nor has the Company or any of its subsidiaries distributed any corporation in a transaction qualifying under Section 355 of the Code within the last two years.

         (l) There are no outstanding rulings of, or requests for rulings with, any Tax authority addressed to the Company or any of its subsidiaries that are, or if issued would be, binding on the Company or any of its subsidiaries.

         (m) Neither the Company nor any of its subsidiaries has ever been a member of a group filing a consolidated federal income tax return (other than a group the common parent of which was the Company), and neither the Company nor any of its subsidiaries has any liability for the Taxes of any person under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign Tax law), as a transferee or successor, by contract, or otherwise.

         (n) Except as set forth on Section 3.7(n) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has, or has had, a permanent establishment in (or would otherwise be treated as having engaged in business in), any foreign country.

         (o) None of the shares of Company Common Stock outstanding are subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code.

         (p) There are no encumbrances for Taxes (except for encumbrances for Taxes not yet due and payable) on any of the assets of the Company or any of its subsidiaries.

         (q) Except as set forth on Section 3.7(n) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries owns or has owned, directly, indirectly or by attribution, any interest in an entity that would be treated as a "passive foreign investment company" within the meaning of
Section 1297 of the Code. Neither the Company nor any of its subsidiaries is a party to any joint venture, partnerships, limited liability company or other arrangement which could be treated as a partnership for Tax purposes.

         (r)      For the purposes of this Agreement, "Tax" or "Taxes" refers to
(i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts,
(ii) any liability for payment of any amounts of the type described in clause
(i) as a result of being a member of an affiliated consolidated, combined or unitary group, and (iii) any liability for amounts of the type described in clauses (i) and (ii) as a result of any express or implied obligation to indemnify another person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

SECTION 3.8  Properties.

         (a) Except as set forth on Section 3.8 of the Company Disclosure Schedule, the Company or one of its subsidiaries (i) has good and marketable title to all the properties and assets (A) reflected in the Company Balance Sheet, in each case, as being owned by the Company or one of its subsidiaries (other than any such properties or assets sold or disposed of since such date in the ordinary course of business consistent with past practice) or (B) acquired after the date of the Company Balance Sheet which are material to the Company's business on a consolidated basis, free and clear of all Encumbrances, except statutory Encumbrances securing payments not yet due and such Encumbrances as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (ii) is the lessee of all leasehold estates (x) reflected in the Company Balance Sheet or (y) acquired after the date of the Company Balance Sheet, in each case, which are material to its business on a consolidated basis (except for leases that have expired by their terms since the date thereof) and is in possession of the properties purported to be leased thereunder, and each such lease is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, the respective parties thereto, and there is no material default thereunder by the lessee or, to the Company's knowledge, as of the date hereof, the lessor.

         (b) The Company has not received notice and does not otherwise have knowledge of any pending, threatened or contemplated condemnation proceeding affecting any premises owned or leased by the Company or any of its subsidiaries or any part thereof or of any sale or other disposition of any such owned or leased premises or any part thereof in lieu of condemnation. The Company has filed in the Company SEC Reports copies of material agreements representing all of its material leasehold estates. The Company does not own any real property. The consummation by the Company of the transactions contemplated by this Agreement without the consent of any lessor under any lease by the Company will not cause a default under any lease except as set forth in Section 3.8(a) of the Company Disclosure Schedule.

         (c) Except as set forth on Section 3.8 of the Company Disclosure Schedule or otherwise provided in writing to Parent, there are no conditions on any property currently or previously owned, leased, occupied or used by the Company, or any of its subsidiaries, that could reasonably be expected to result in any material claim or liability, whether accrued, contingent, arising under or related to environmental law.

SECTION 3.9 Intellectual Property.

         (a) Except as set forth in Section 3.9 of the Company Disclosure Schedule, the Company and its subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, trade secrets, and any applications therefor, maskworks, formulae, net lists, designs, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material that are used or proposed to be used in the business of the Company as currently conducted or as proposed to be conducted by the Company (excluding any of the foregoing validly licensed or purchased from third parties as set forth on
Section 3.9(b) to the Company Disclosure Schedule) (the "Company Intellectual Property Rights"). Section 3.9(a) to the Company Disclosure Schedule sets forth a list of all material trademarks, service marks, trade names, registered copyrights (and any applications for the registration thereof), patents, and patent applications owned or licensed and used or held for use by the Company that relate to or are part of the Company's products or proposed products or are used in the business of the Company, specifying as to each, as applicable: (i) identifying such right as a patent, trademark, etc.; (ii) the registrant or applicant of such right; and (iii) the jurisdictions by or in which such right has been issued or registered or in which an application for such issuance or registration has been filed, including the respective registration or application numbers. The Company has received properly executed assignments for each of the Company's patents and patent applications listed in Section 3.9(a) to the Company Disclosure Schedule, and has properly recorded the assignments for each of Company's United States patents and patent applications in the United States Patent and Trademark Office. Where required, the Company has received properly executed assignments for all other Company Intellectual Property Rights and has properly recorded such assignments with the appropriate domestic or foreign filing offices.

         (b) Section 3.9(b) to the Company Disclosure Schedule sets forth a complete list of (i) all material licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which any person is authorized to use any Company Intellectual Property Right or any trade secret material to the Company, including the identity of all parties thereto; and (ii) all material licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use (1) any third party patents, trademarks, trade secrets or copyrights (including software) (the "Company Third Party Intellectual Property Rights") which are incorporated in, are, or form a part of, or were utilized in the development of, any Company product or proposed product, or (2) any trade secret of a third party in or as to any Company product or proposed product, including in each instance the identity of all parties thereto excepting (A) non-exclusive license agreements to commercially available software that are embodied in "click-wrap" or "shrink-wrap" license agreements and (B) non-exclusive licenses of commercially available software under non-negotiated agreements that, in the case of each of (ii)(2)(A) and (B), would not result in the payment of any royalty, fee or other compensation to any other person or limit, impair or alter the Company's methods or manner of licensing or distribution. The Company Third Party Intellectual Property Rights have been duly and validly assigned to or licensed by the licensor of such right to Company, and each such assignment or license is in full force and effect, and is enforceable in accordance with its terms. Except as set forth in Section 3.9(b) of the Company Disclosure Schedule, none of the sale, license, lease, transfer, use, distribution, modification or other exploitation by the Company, any subsidiary of the Company or any of their respective successors or assigns of any product included in or incorporating any of the Company Intellectual Property obligates or will obligate the Company, any subsidiary of the Company or any of their respective successors or assigns to pay any royalty, fee or other compensation to any other person.

         (c) The Company is not, nor will it be as a result of the execution and delivery of this Agreement, the Transaction Option Agreement or the Stockholders' Agreement or the performance of its obligations hereunder or thereunder, in breach or violation of any license, sublicense or agreement described on Section 3.9(b) to the Company Disclosure Schedule. No claims with respect to the Company Intellectual Property Rights or the Company Third Party Intellectual Property Rights (to the extent arising out of any use, reproduction or distribution of such Company Third Party Intellectual Rights by or through the Company), have been asserted or are threatened by any person. The Company does not know of any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by the Company infringes on any copyright, patent, trademark, service mark or trade secret; (ii) against the use by the Company of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the Company's business as currently conducted or as proposed to be conducted by the Company; (iii) challenging the ownership, validity, enforceability or effectiveness of any of the Company Intellectual Property Rights or other trade secret material to the Company; or (iv) challenging the Company's license or legally enforceable right to use, or the validity, enforceability or effectiveness of, the Company Third Party Intellectual Property Rights.

         (d) To the knowledge of the Company, all registered trademarks, service marks, and copyrights held by the Company are valid and subsisting. All patents held by the Company are valid, enforceable, and subsisting, and all patent applications held by Company are pending in their respective patent office, and the Company is unaware of any facts that would form the basis for a refusal of, or of any defects in the prosecution of any such application that would irrevocably foreclose, the grant of patent rights under such application. To the knowledge of the Company, except as set forth on Section 3.9 of the Company Disclosure Schedule, there has been and is no unauthorized use, disclosure, infringement or misappropriation of any of the Company Intellectual Property Rights or any Company Third Party Intellectual Property Right to the extent licensed by or through the Company, by any third party, including any employee or former employee of the Company. Neither the Company nor any of its subsidiaries (i) has been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; (ii) has been threatened or charged in writing, orally or otherwise with infringement or violation of any patents, trademarks, service marks, copyrights or trade secrets or other proprietary right of any third party; and (iii) has knowledge of valid grounds for any such threat or claim.

         (e) No Company Intellectual Property Right or Company Third Party Intellectual Property Right is subject to any outstanding order, judgment, decree, legal or governmental proceeding (other than pending applications for patent, trademark registration or copyright registration) or stipulation restricting in any manner the licensing thereof by Company. Except for agreements listed on the Company Disclosure Schedule, the Company has not entered into any agreement to indemnify any other person against any charge of infringement of any Company Third Party Intellectual Property Right.

         (f) The Company has taken reasonable measures consistent with industry practice to protect and preserve (i) the validity and enforceability of trademarks included in the Company Intellectual Property Rights, (ii) the confidentiality, validity and enforceability of copyrights and pending patent applications included in the Company Intellectual Property Rights, (iii) the validity and enforceability of patents included in the Company Intellectual Property Rights, and (iv) the confidentiality, validity and enforceability of its trade secrets and other confidential information. All employees, contractors, agents and consultants of the Company have executed a nondisclosure and assignment of inventions agreement to protect the confidentiality and to vest in the Company exclusive ownership of such intellectual property rights substantially in the form attached to Section 3.9(f) of the Company Disclosure Schedule, and to the Company's knowledge, no such person has violated such agreement. Moreover, the individuals listed on Section 3.9(f) of the Company Disclosure Schedule have entered into noncompetition and consulting agreements in the form attached to such disclosure as appropriate. To the knowledge of the Company, no material trade secret or confidential information of the Company has been used, divulged, appropriated or misappropriated for the benefit of any person other than the Company or otherwise to the detriment of the Company. To the knowledge of the Company, no employee, contractor, agent or consultant of the Company has used any trade secrets or other confidential information of any other person in the course of their work for the Company. The Company has no written or oral agreements with employees, contractors, agents or consultants with respect to the ownership of inventions, trade secrets or other works created by them as a result of which any such employee, contractor, agent or consultant may have nonexclusive rights to any portion of the Company Intellectual Property Rights so created by such individual.

         (g) To the Company's knowledge, no officer, employee, contractor, agent or consultant of the Company is, or is now expected to be, in violation of any term of any employment contract, patent disclosure agreement, proprietary information agreement, noncompetition agreement, nonsolicitation agreement, confidentiality agreement, or any other similar contract or agreement or any restrictive covenant relating to the right of any such officer, employee, contractor, agent or consultant to be employed or engaged by the Company because of the nature of the business conducted or to be conducted by the Company or relating to the use of trade secrets or proprietary information of others, and to the Company's knowledge belief the continued employment or retention of its officers, employees, contractors, agents or consultants does not subject the Company to any liability with respect to any of the foregoing matters.

SECTION 3.10 Compliance with Laws.

         (a) Except as set forth in Section 3.10(a) of the Company Disclosure Schedule, to the knowledge of the Company, neither the Company nor any of its subsidiaries is in conflict with, or has violated or is in violation of (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which the Company or any of its subsidiaries or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except for conflicts, violations and defaults that would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Except as set forth on Section 3.10(a) of the Company Disclosure Schedule to the Company's knowledge, no compliance investigation or review by the United States Food and Drug Administration (the "FDA") or any other Governmental Entity is pending or, has been threatened in a writing delivered to the Company against the Company or any of its subsidiaries, nor, to the Company's knowledge, has the FDA or any other Governmental Entity indicated an intention to conduct an investigation of the Company or any of its subsidiaries. There is no judgment, injunction, order or decree binding upon the Company or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any material business practice of the Company or any of its subsidiaries, or any acquisition of material property by Company or any of its subsidiaries.

         (b) The Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities (including, without limitation, all such permits required under environmental laws or required by the FDA) that are material to or required for the operation of the business of the Company as currently conducted (collectively, the "Company Permits"), and are in compliance with the terms of the Company Permits, except where the failure to hold or be in compliance with such Company Permits, could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

         (c) Except as set forth on Section 3.10(c) of the Company Disclosure Schedule or otherwise provided in writing to Parent, no written notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been served, no notice of a penalty assessment has been received, and no written notice of any pending investigation, action, claim, suit, proceeding or review has been received or, to the knowledge of the Company, is threatened by any governmental entity or other Person relating to or arising out of any environmental law or environmental condition. There are no material liabilities of or relating to the Company or any of its subsidiaries of any kind whatsoever, whether accrued or contingent, arising under or relating to any environmental law. For purposes of this Section, the terms "Company" and "subsidiaries" shall include any entity that is, in whole or in part, a predecessor of the Company or any of its subsidiaries for which the Company or the subsidiaries have assumed by contract or through operation of law the liabilities of any such predecessor entity or entities.

SECTION 3.11 Litigation. Except as set forth in Section 3.11 of the Company Disclosure Schedule there are no claims, suits, actions, arbitrations, investigations or proceedings pending or, to the knowledge of the Company, threatened against, relating to or affecting the Company, any of its subsidiaries, any officer, director or employee of the Company or any of its subsidiaries or any person for whom the Company or any subsidiary may be liable or any of their respective properties, before any Governmental Entity or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or the Transaction Option Agreement or which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or prevent or delay the ability of the parties hereto to consummate the transactions contemplated by this Agreement or the Transaction Option Agreement or for the Company to perform its obligations hereunder or thereunder. As of the date hereof, no director, officer or employee of the Company has asserted a claim to seek indemnification from the Company under any of the Company Charter Documents or any indemnification agreement between the Company and such person.

SECTION 3.12  Employee Benefit Plans.

         (a) Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

                  (i) "Company Employee Plan" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, deferred compensation, severance, termination pay, performance awards, stock or stock-related awards, medical benefits, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any ERISA Affiliate for the benefit of any Employee;

                  (ii) "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;

                  (iii) "Co-Employment Agreement" shall mean an agreement between the Company and another organization (a "Professional Employer") under which individuals are simultaneously employed by the Company and the Professional Employer such that some or all payroll and human resource functions for Company's employees are performed by the Professional Employer.

                  (iv) "DOL" shall mean the United States Department of Labor;

                   (v) "Employee" shall mean any current, former, or retired employee, officer, or director of Company or any subsidiary of the Company;

                  (vi) "Employee Agreement" shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or similar agreement or contract between the Company or any subsidiary of the Company, on the one hand, and any Employee or consultant of the Company or any subsidiary of the Company, on the other hand;

                  (vii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

                  (viii) "ERISA Affiliate" shall mean any other person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder;

                  (ix) "FMLA" shall mean the Family Medical Leave Act of 1993, as amended;

                  (x) "International Employee Plan" shall mean each Company Employee Plan that has been adopted or maintained by the Company, whether informally or formally, for the benefit of Employees outside the United States;

                  (xi) "IRS" shall mean the Internal Revenue Service;

                  (xii) "Multiemployer Plan" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA;

                  (xiii) "PBGC" shall mean the Pension Benefit Guaranty Corporation; and

                  (xiv) "Pension Plan" shall mean each Company Employee Plan which is an "employee pension benefit plan," within the meaning of
         Section 3(2) of ERISA.

         (b) Schedule. Section 3.12 of the Company Disclosure Schedule contains an accurate and complete list of each Company Employee Plan, Co-Employment Agreement, and each Employee Agreement.. The Company does not have any plan or commitment to establish any new Company Employee Plan, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to the extent such Company Employee Plan is intended to be tax-qualified within the meaning of Section 401(a) of the Code to conform such Company Employee Plan to satisfy the tax-qualification requirements) or to enter into any Employee Agreement.

         (c)      Documents. The Company has made or will make available to
Parent: (i) correct, complete and executed copies of all documents embodying each Company Employee Plan, each Employee Agreement and each Co-Employment Agreement including all amendments thereto; (ii) the two (2) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), filed in connection with each Company Employee Plan; (iii) the most recent summary plan description together with the summary of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (iv) the most recent IRS determination or opinion letter issued with respect to each Company Employee Plan; (v) all material written agreements and contracts (if any) relating to each Company Employee Plan, including, but not limited to, ERISA fiduciary bonds, administrative service agreements, group annuity contracts and group insurance contracts;
(vi) all registration statements and prospectuses currently effective prepared in connection with each Company Employee Plan.

         (d) Employee Plan Compliance. Except as disclosed in Section 3.12(d) of the Company Disclosure Schedule: (i) each Company Employee Plan that is an employee benefit plan (as defined in Section 3(3) of ERISA) complies in all material respects with ERISA (ii) each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (iii) no non-exempt "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA that could result in the imposition of an excise tax under Section 4975 of the Code that would have a Material Adverse Effect, has occurred with respect to any Company Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; (v) each Company Employee Plan (other than currently outstanding stock options) can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, the Company or any of its ERISA Affiliates (other than expenses typically incurred in a termination event); (vi) there are no audits, inquiries or proceedings pending or, to the knowledge of the Company, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vii) all contributions due from Company or any ERISA Affiliate (including employee contributions withheld from pay) with respect to any of Company Employee Plans have been timely made as required under ERISA or have been accrued on the Company Balance Sheet, and all tax returns including annual reports (Form 5500) have been timely filed.

         (e) Pension Plans. Neither the Company nor any ERISA Affiliate of the Company has now, nor has it within the previous six (6) years, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code.

         (f) Multiemployer Plans. At no time has the Company or any ERISA Affiliate of the Company contributed to or had an obligation to contribute to any Multiemployer Plan.

         (g) No Post-Employment Obligations. No Company Employee Plan provides, or has any liability to provide, retiree health benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree health benefits, except to the extent required by statute.

         (h) Effect of Merger. Except as set forth on Section 3.12(h) of the Company Disclosure Schedule the execution of this Agreement and the Transaction Option Agreement and (except with respect to the Company Stock Option Plans,) the consummation of the transactions contemplated hereby and thereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Co-Employment Agreement, Company Employee Plan (other than the Company Stock Option Plans), Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting (other than full vesting as a result of partial or full plan termination of a Pension Plan that is intended to satisfy the tax-qualification requirements of Section 401(a) of the Code), distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

         (i) Employment Matters. The Company and each of its subsidiaries are in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations, agreements, contracts, promises and policies respecting employment, employment practices, employee benefits, immigration matters, terms and conditions of employment and wages and hours, in each case, with respect to Employees. Except as set forth on
Section 3.12(i) of the Company Disclosure Schedule, there are no claims pending, or, to the knowledge of the Company, threatened to be brought, in any court or administrative agency by any Employee for compensation, severance benefits, vacation time, vacation pay or pension benefits, workers' compensation benefits, or other benefits, or any other claim threatened or pending in any court or administrative agency from any Employee or any other person arising out of the status of the Company or any of its subsidiaries as employer, whether in the form of claims for employment discrimination, harassment, unfair labor practices, grievances, wrongful discharge, breach of contract, tort, unfair competition or otherwise.

         (j) Labor. Neither the Company nor any of its subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. To the knowledge of the Company, neither the Company nor any of its subsidiaries is the subject of any actual or threatened proceeding asserting that it or any subsidiary has committed an unfair labor practice or seeking to compel it to bargain with any labor organization or labor union as to wages or conditions of employment. There is no strike, slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute involving the Company or any of its subsidiaries pending or, to the Company's knowledge, threatened, nor has any event occurred, nor does any condition or circumstance exist, that likely would give rise to or provide a basis for the commencement of any such slowdown, work stoppage, labor dispute, union organizing activity or any similar activity or dispute. No grievance is pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries. To the knowledge of the Company, the Company is not the subject of any claims, pending or threatened asserting that employees have not been properly classified under the Fair Labor Standards Act of 1938, as amended, and under any applicable state law, and the

Company and each of its subsidiaries has timely paid in full to all Employees all wages, salaries, commissions, bonuses, benefits and other compensation or reimbursement due and payable to such Employees under any policy, practice, agreement, plan, program, statute or other applicable law except to the extent that would not cause a Material Adverse Effect. Except as set forth on Section 3.12(j) of the Company Disclosure Schedule, the Company and its subsidiaries are not liable for any material severance pay, bonus compensation, acceleration of payment (other than accrued salary, vacation, or other paid time off in accordance with policies) or other payments to any Employee arising from the termination of employment under any benefit or severance policy, practice, agreement, plan, or program of the Company or any of its subsidiaries, applicable law or otherwise, nor to the knowledge of the Company will the Company or any of its subsidiaries have any liability which exists or arises, or may be deemed to exist or arise, under any applicable law or benefit or severance policy, practice, agreement, plan, or program, as a result of or in connection with the transactions contemplated hereunder or as a result of the termination by the Company or any of its subsidiaries of any of their employees on or prior to the Effective Time. The Company and each of its subsidiaries is in compliance with the obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988 ("WARN"), and all other employee notification and bargaining obligations arising under any collective bargaining agreement, statute or otherwise.

SECTION 3.13 Certain Agreements. As of the date hereof, except as disclosed in the Company's SEC Reports and the documents filed as exhibits thereto, neither the Company nor any of its subsidiaries is a party to or is bound by:

         (a) Except as set forth on Section 3.13 of the Company Disclosure Schedule, any employment or consulting agreement or commitment with any officer, employee or member of the Board of Directors of the Company or any of its subsidiaries, that is not terminable by Company or any of its subsidiaries on no more than 30 days notice without liability or financial obligation, except to the extent general principles of law may limit the Company's or any of its subsidiaries' ability to terminate employees at will;

         (b) Except as set forth on Section 3.13 of the Company Disclosure Schedule, any agreement or plan, including any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, the Transaction Option Agreement or the Stockholders' Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, the Transaction Option Agreement or the Stockholders' Agreement;

         (c) Except as set forth on Section 3.13 of the Company Disclosure Schedule, any material guaranty or any instrument evidencing indebtedness for borrowed money by way of direct loan or sale of debt securities;

         (d) Any material agreement, obligation or commitment containing covenants purporting to limit or which effectively limit the Company's or any of its subsidiaries' freedom to compete in any line of business or in any geographic area or which would so limit the Company or the Surviving Corporation or any of its subsidiaries after the Effective Time;

         (e) Any agreement or commitment currently in force relating to the disposition or acquisition by the Company or any of its subsidiaries after the date of this Agreement of a material amount of assets or pursuant to which the Company has any material ownership or participation interest in any corporation, partnership, joint venture, strategic alliance or other business enterprise other than the Company's subsidiaries;

         (f) Any agreement or commitment currently in force providing for capital expenditures by the Company or its subsidiaries in excess of $250,000; or

         (g) Any agreement or commitment with respect to the payment of legal, accounting or other third-party fees, other than on a time and disbursements basis and payable on a current month-to-month basis.

         The agreements required to be disclosed in the Company Disclosure Schedule pursuant to clauses (a) through (g) above or pursuant to Section 3.9 or that are required to be filed with any Company SEC Report ("Company Contracts") are valid and in full force and effect, except to the extent that such invalidity could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect to the Company. Neither the Company nor any of its subsidiaries, nor to the Company's knowledge, any other party thereto, is in breach, violation or default under, and neither the Company nor any of its subsidiaries has received written notice that it has breached, violated or defaulted, any of the terms or conditions of any Company Contract in such a manner as could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

SECTION 3.14 Brokers' and Finders' Fees. Except for fees payable to Goldman Sachs & Co. pursuant to an engagement letter, a copy of which has been provided to Parent, neither the Company nor any subsidiary has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, the Transaction Option Agreement, or the Stockholders' Agreement or any transaction contemplated hereby or thereby.

SECTION 3.15 Insurance. The Company and each of its subsidiaries have policies of insurance and bonds of the type and in amounts customarily carried by persons conducting business or owning assets similar to those of the Company and its subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies have been paid and the Company and its subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. Except as set forth on Section 3.15 of the Company Disclosure Schedule, to the knowledge of the Company, there has been no threatened termination of, or material premium increase with respect to, any of such material policies.

SECTION 3.16 Disclosure. Neither the Schedule 14D-9, nor any of the information supplied or to be supplied by the Company or its subsidiaries or representatives for inclusion or incorporation by reference in the Registration Statement, the Post-Effective Amendment (as defined below) or the Offer Documents will, at the respective times any such documents or any amendments or supplements thereto are filed with the SEC, are first published, sent or given to stockholders or become effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Schedule 14D-9 will comply as to form in all material respects with the requirements of all applicable laws, including the Exchange Act and the rules and regulations thereunder. No representation or warranty is made by the Company with respect to statements made or incorporated by reference in any such documents based on information supplied by Parent or Merger Sub specifically for inclusion or incorporation by reference therein.

SECTION 3.17 Fairness Opinion. The Company has received the opinion of Goldman Sachs & Co. to the effect that, as of the date thereof, the consideration to be received by the holders of Company Common Stock in the Offer and the Merger is fair, taken as a unitary transaction, from a financial point of view to such holders.

SECTION 3.18 Related Party Transactions. Except as set forth on Section 3.18 of the Company Disclosure Schedule, no director, officer, partner, employee, "affiliate" or "associate" (as such terms are defined in Rule 12b-2 under the Exchange Act) of the Company or any of its subsidiaries (i) has outstanding any indebtedness or other similar obligations to the Company or any of its subsidiaries; (ii) to the knowledge of the Company, owns any direct or indirect interest of any kind in, or is a director, officer, employee, partner, affiliate or associate of, or consultant or lender to, or borrower from, or has the right to participate in the management, operations or profits of, any person or entity which is (1) a competitor, supplier, customer, distributor, lessor, tenant, creditor or debtor of the Company or any of its subsidiaries, (2) engaged in a business related to the business of the Company or any of its subsidiaries or (3) participants in any transaction to which the Company or any of its subsidiaries is a party or (iii) is otherwise a party to any contract, arrangement or understanding with the Company or any of its subsidiaries.

SECTION 3.19 Joint Ventures; Partnerships and Similar Arrangements. Except as set forth on Section 3.19 of the Company Disclosure Schedule. The Company has no ownership or partnership interests in and no other economic rights to any joint venture, partnership or similar arrangement and is not a party to any agreement relating to a joint venture, partnership or similar arrangement. There are no agreements, orally or in writing, obligating the Company to discuss, consider or form any joint venture, partnership or similar arrangement.

SECTION 3.20 Clinical Trials. The clinical trials conducted by the Company and its subsidiaries, and, to the Company's knowledge, the clinical trials conducted by third parties on behalf of or sponsored by the Company or in which the Company or its subsidiaries has participated were and, if still pending, are being conducted in all material respects in accordance with medical and scientific research procedures appropriate to the design of such trials. The descriptions of the results of such trials and other pre-clinical studies and tests that have been published by the Company are accurate in all material respects and fairly present the data derived from such trials, studies and tests. The Company has no knowledge of any other trials, studies or tests the results of which are inconsistent with or otherwise call into question the results that have been published by the Company and which, in the reasonable judgment of the Company, would be required to be disclosed in or filed as an exhibit to a report of the Company under the

Exchange Act (if filed on and as of the date hereof). The Company has not received any notices or other correspondence from the FDA or any other governmental agency requiring the termination, suspension or modification of any clinical trials or other studies and there is no FDA enforcement action outstanding or, to the Company's best knowledge, threatened, against the Company or any of its subsidiaries.

                                  ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Except as disclosed in the disclosure schedule delivered by Parent to the Company dated as of the date hereof and certified by a duly authorized officer of Parent (the "Parent Disclosure Schedule"), Parent and Merger Sub represents and warrants to the Company as follows:

SECTION 4.1 Organization, Standing and Power. Parent and each of its subsidiaries set forth on Section 4.1 of the Parent Disclosure Schedule is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite power and authority to carry on its business as now being conducted, and is duly qualified or licensed to business and is in good standing in each jurisdiction (domestic or foreign) in which the nature of its business or the ownership or leasing of its properties, makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed could not be reasonably expected to have a Material Adverse Effect on Parent. Parent and Merger Sub have heretofore made available to the Company complete and correct copies of their respective Certificates of Incorporation and Bylaws.

SECTION 4.2 Parent Capitalization. The Parent Common Stock to be delivered as part of the Offer Price and Merger Consideration has been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, will be listed on the NASDAQ National Market System and the issuance thereof is not subject to any preemptive or similar right. All outstanding shares of Parent Common Stock and preferred stock, $0.10 per share in Parent, and all shares of Parent Common Stock which may be issued pursuant to the exercise of options to purchase Parent Common Stock will be, when issued, duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Parent or any agreement or document to which Parent is a party or by which it is bound. There are no outstanding bonds, debentures, notes or other indebtedness or debt securities of Parent which require consent for any actions contemplated by this Agreement, the Transaction Option Agreement or the Stockholders' Agreement or which have the right to vote (or are convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Parent may vote.

SECTION 4.3 Obligations With Respect to Capital Stock. Except as set forth in
Section 4.2 hereof, there are no equity securities, partnership interests or similar ownership interests of any class of Parent equity security, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except pursuant to the Company Options and Company Warrants, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Parent or any of its subsidiaries is a party or by which it is bound obligating Parent or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Parent or any of its subsidiaries or obligating Parent or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

SECTION 4.4 Authority; Non-Contravention.

         (a) Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement, the Transaction Option Agreement and the Stockholders' Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery and performance of this Agreement, the Transaction Option Agreement and the Stockholders' Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement, the Transaction Option Agreement and the Stockholders' Agreement have been duly executed and delivered by each of Parent and Merger Sub and, assuming the due execution and delivery by the Company, constitute the valid and binding obligations of Parent and Merger Sub enforceable in accordance with their terms. There is no vote of the holders of any class or series of Parent's securities necessary to approve this Agreement, the Offer (including the issuance of Parent Shares thereunder) the Transaction Option Agreement or the Stockholders' Agreement or to satisfy Parent's obligations under any of the foregoing.

         (b) The execution and delivery of this Agreement, the Transaction Option Agreement, the Stockholders' Agreement and the consummation of the transactions contemplated hereby and thereby by each of Parent and Merger Sub do not and will not result in any violation pursuant to any provision of the respective Articles or Certificates of Incorporation or Bylaws of Parent or Merger Sub or, except as to which requisite waivers or consents have been obtained and assuming the consents, approvals, authorizations or permits and filings or notifications referred to in paragraph (c) of this Section 4.4 are duly and timely obtained or made and, if required, the Company Stockholder Approval has been obtained, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease, or other agreement, obligation, instrument, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Merger Sub or their respective properties or assets, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Parent.

         (c) No consent, approval, order or authorization of, or registration, declaration or filing with, notice to, or permit from any Governmental Entity, is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement, the Offer, the Transaction Option Agreement or the Stockholders' Agreement by each of Parent and Merger Sub or the consummation by each of Parent or Merger Sub of the transactions contemplated hereby or thereby, except for: (A) filings under the HSR Act; (B) the filing with the SEC of (x) the Offer Documents, the Registration Statement and, if necessary, a Post-Effective Amendment (as defined in Section 6.1), and
(y) such reports under and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Agreement, the Transaction Option Agreement and the Stockholders' Agreement and the transactions contemplated hereby and thereby; (C) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware;
(D) the notice to and mailing of the Schedule TO to the NASD pursuant to Rule 14d-3 under the Exchange Act; and (E) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws.

SECTION 4.5 SEC Filings.

         (a) Parent has filed all forms, reports and documents required to be filed by Parent with the SEC since December 31, 1998 and has made available to the Company such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Parent may file subsequent to the date hereof) are referred to herein as the "Parent SEC Reports." As of their respective dates, Parent SEC Reports (i) were prepared in accordance with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected prior to the date of this Agreement by a subsequently filed Parent SEC Report. None of the Parent's subsidiaries is required to file any forms, reports or other documents with the SEC.

         (b) Each of the consolidated financial statements of Parent (including, in each case, any related notes thereto) contained in Parent SEC Reports (the "Parent Financials"), including each Parent SEC Report filed after the date hereof until the Closing, (i) comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) are prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC under Form 10-Q, 8-K or any successor form under the Exchange Act) and (iii) fairly present the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of Parent's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments.

         The balance sheet of Parent contained in Parent SEC Reports as of September 30, 2001 is hereinafter referred to as the "Parent Balance Sheet." Except as disclosed in the Parent Financials or in the Parent SEC Documents filed, in each case, prior to the date hereof, neither Parent nor any of its subsidiaries has any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are, individually or in the aggregate, material to the business, results of operation or financial condition of Parent or its subsidiaries taken as a whole except (i) for liabilities incurred since the date of the Parent Balance Sheet in the ordinary course of business consistent with past practice and (ii) liabilities incurred in connection with this Agreement, the Transaction Option Agreement or the Stockholders' Agreement.

         (c) Parent has heretofore furnished to the Company a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

SECTION 4.6 Absence of Certain Changes or Events.

         (a) Since the date of the Parent Balance Sheet, the business of Parent and its subsidiaries has been conducted in the ordinary course consistent with past practices (other than the transactions contemplated by this Agreement and the Transaction Option Agreement) and there is not and has not been (i) any event, occurrence, development or state of circumstances or facts that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or give rise to a Material Adverse Change on Parent, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Parent's or any of its subsidiaries' capital stock, or any purchase, redemption or other acquisition by Parent of any of Parent's capital stock or any other securities of Parent or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases which are not, individually or in the aggregate, material in amount from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (iii) any material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, (iv) any revaluation by Parent of any of its material assets, other than in the ordinary course of business, or (v) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to prevent or materially delay the ability of Parent to consummate the transactions contemplated by this Agreement and the Transaction Option Agreement or perform its obligations hereunder or thereunder.

         (b) Since the date of the Parent Balance Sheet and through the date of this Agreement, there has not been (i) any amendment of any material term of any outstanding security of Parent or any of its subsidiaries, (ii) any incurrence, assumption or guarantee by Parent or any of its subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices, or (iii) any split, combination or reclassification of any of Parent's or any of its subsidiaries' capital stock.

SECTION 4.7 Compliance with Laws. Neither Parent nor any of its subsidiaries is in conflict with, or has violated or is in violation of (i) any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which Parent or any of its subsidiaries or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which Company or any of its subsidiaries or


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its or any of their respective properties is bound or affected, except for conflicts, violations and defaults that would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Except as set forth on Section 4.7 of the Parent Disclosure Schedule, to Parent's knowledge, no compliance investigation or review by the United States Food and Drug Administration (the "FDA") or any other Governmental Entity is pending or, has been threatened in a writing delivered to Parent against Parent or any of its subsidiaries, nor, to Parent's knowledge, has the FDA or any other Governmental Entity indicated an intention to conduct an investigation of Parent or any of its subsidiaries. There is no judgment, injunction, order or decree binding upon Parent or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any material business practice of Parent or any of its subsidiaries, or any acquisition of material property by Parent or any of its subsidiaries. Parent and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities (including, without limitation, all such permits required under environmental laws or required by the FDA) that are material to or required for the operation of the business of Parent as currently conducted (collectively, the "Parent Permits"), and are in compliance with the terms of the Parent Permits, except where the failure to hold or be in compliance with such Parent Permits, could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

SECTION 4.8 Litigation. There are no claims, suits, actions, arbitrations, investigations or proceedings (or any basis therefor) pending or, to the knowledge of Parent, threatened against, relating to or affecting Parent, any of its subsidiaries, any officer, director or employee of Parent or any of its subsidiaries or any person for whom Parent or any subsidiary may be liable or any of their respective properties, before any Governmental Entity or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or the Transaction Option Agreement or which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or prevent or delay the ability of the parties hereto to consummate the transactions contemplated by this Agreement or the Transaction Option Agreement or for Parent to perform its obligations hereunder or thereunder. As of the date hereof, no director, officer or employee of Parent has asserted a claim to seek indemnification from Parent under either the Certificate of Incorporation or Bylaws of Parent or any indemnification agreement between Parent and such person.

SECTION 4.9 Disclosure. Neither the Offer Documents or the Registration Statement or the Post-Effective Amendment, nor any of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in (i) the Schedule 14D-9 will, at the time the Schedule 14D-9 is filed with the SEC, and at any time it is amended or supplemented, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and (ii) in the case of a Company Proxy Statement (as defined in Section 6.1) will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting (as defined in Section 6.1), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Offer Documents, the Registration Statement and the Post-Effective Amendment will comply as to form in all material respects with the requirements of all applicable laws, including the Securities Act and the Exchange Act, as applicable, and the rules and regulations thereunder. No representations or warrant is made by Parent or Merger Sub with respect to statements made or incorporated by reference in any such documents based on information supplied by the Company specifically for inclusion or incorporation by reference therein.

SECTION 4.10 Board Recommendation. The Boards of Directors of the Parent and Merger Sub at meetings duly called and held, has by the unanimous vote of their directors determined that each of the Offer and the Merger is fair to and in the best interests of Parent and Merger Sub and has approved the same.

SECTION 4.11 Brokers' and Finders' Fees. Except for fees payable to U.S. Bancorp Piper Jaffray, Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, the Transaction Option Agreement or the Stockholders' Agreement or any transaction contemplated hereby or thereby.

SECTION 4.12 Clinical Trials. The clinical trials conducted by Parent and its subsidiaries, and, to Parent's knowledge, the clinical trials conducted by third parties on behalf of or sponsored by Parent or in which the Parent or its subsidiaries has participated were and, if still pending, are being conducted in all material respects in accordance with medical and scientific research procedures appropriate to the design of such trials. The descriptions of the results of such trials and other pre-clinical studies and tests that have been published by Parent are accurate in all material respects and fairly present the data derived from such trials, studies and tests. Parent has no knowledge of any other trials, studies or tests the results of which are inconsistent with or otherwise call into question the results that have been published by Parent and which, in the reasonable judgment of the Parent, would be required to be disclosed in or filed as an exhibit to a report of Parent under the Exchange Act (if filed on and as of the date hereof). Parent has not received any notices or other correspondence from the FDA or any other governmental agency requiring the termination, suspension or modification or any clinical trials or other studies and there is no FDA enforcement action outstanding or, to Parent's best knowledge, threatened, against Parent or any of its subsidiaries.

                                  ARTICLE V

                     CONDUCT PRIOR TO THE EFFECTIVE TIME

SECTION 5.1 Conduct of Business by the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company and each of its subsidiaries shall, except to the extent that Parent shall otherwise consent in writing, carry on its business in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations, pay its debts and Taxes when due, subject to good faith disputes over such debts or Taxes, pay or perform other material obligations when due, and use its reasonable best efforts to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers,

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licensors, licensees and others with which it has business dealings so that no
Material Adverse Effect shall have occurred at or prior to the Effective Time. In addition, during that period the Company will promptly notify Parent of any material event involving its business or operations consistent with the agreements contained herein.

         In addition, except as permitted by the terms of this Agreement, the Transaction Option Agreement or the Stockholders' Agreement, and except as contemplated by this Agreement, the Transaction Option Agreement or the Stockholders' Agreement, without the prior written consent of Parent during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company shall not do any of the following and shall not permit its subsidiaries to do any of the following:

         (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans except to the extent otherwise required by such plans or option documents in their current form;

         (b) Grant any severance or termination pay or benefits to any directors, officers or employee except pursuant to written agreements in effect, or policies existing, on the date hereof (or as required by applicable law), copies of which have been made available to Parent, or adopt any new severance plan, practice or policy;

         (c) Enter into or amend any existing material licensing or other agreement with regard to the acquisition, distribution or licensing of any Company Intellectual Property Rights, or transfer or license to any person or entity any Company Intellectual Property Rights, other than non-exclusive licenses, distribution or other similar agreements entered in the ordinary course of business consistent with past practice;

         (d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock of the Company other than dividends or distributions by a direct or indirect wholly-owned subsidiary to its parent, or split, combine or reclassify any capital stock of the Company or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock of the Company;

         (e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of the Company or its subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

         (f) Issue, deliver, sell, authorize, pledge or otherwise encumber any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to

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


issue any such shares or convertible securities, other than the issuance, delivery and/or sale of shares of Company Common Stock pursuant to the exercise of Company Options, except for the issuance of shares of Company Common Stock upon the Roche Conversion;

         (g) Cause, permit or propose any amendments to the Company Charter Documents other than to implement the transaction with Parent and Merger Sub contemplated by this Agreement;

         (h) Acquire or agree to acquire by merging or consolidating with, or, by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof; or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company (except for purchases of raw materials, equipment, supplies or investment securities in the ordinary course of business consistent with past practice) or enter into any material joint ventures, strategic relationships or alliances;

         (i) Except as permitted under Sections 5.1(c) and (h), sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of the Company;

         (j) Except as set forth on Section 5.1(j) of the Company Disclosure Schedule, incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing, other than in the ordinary course of business consistent with past practice;

         (k) Except as required to comply with any Legal Requirement, adopt or amend any employee benefit plan or employee stock purchase or employee stock option plan, or enter into any employment, deferred compensation, consulting or other similar agreement (or any amendment to any such existing agreement) or collective bargaining agreement, pay any bonus or other remuneration to any Employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of any Employee other than with respect to employees and consultants (other than officers) in the ordinary course of business consistent with past practice, or change any management policies, practices or procedures;

         (1) Make any material capital expenditures, except an expenditure of up to $250,000 per capital project;

         (m) Modify, amend or terminate any Company Contract to which the Company or any subsidiary thereof is a party or waive, release or assign any material rights or claims thereunder other than in the ordinary course of business consistent with past practice;

         (n) Revalue any of its assets or, except as required by GAAP, make any change in accounting methods, principles or practices;

         (o) Extend, amend or modify the terms of, or any rights to, any material Company Intellectual Property Rights;

         (p) Pay, discharge or satisfy any claims (including claims of stockholders), indebtedness, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction of liabilities, indebtedness or obligations recorded in the most recent consolidated financial statements (or notes thereto) of the Company included in the Company SEC Reports, or incurred in the ordinary course of business consistent with past practice or in accordance with their terms as in effect on the date hereof or waive, release, grant, or transfer any rights of material value or modify or change in any material respect any existing license, lease, contract or other document;

         (q) Adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

         (r)      Enter into or amend any collective bargaining agreement;

         (s) Except as set forth on Section 5.1(s) of the Company Disclosure Schedule, settle or compromise any litigation (whether or not commenced prior to the date of this Agreement), other than settlements or compromises of litigation that do not provide for injunctive or similar relief and where the amount paid (after giving effect to insurance proceeds actually received) in settlement or compromise does not exceed $50,000, provided that the aggregate amount paid in connection with the settlement or compromise of all such litigation matters shall not exceed $250,000;

         (t) Take any action that would materially delay the consummation of the transactions contemplated hereby;

         (u) Other than in the ordinary course of business and consistent with past practice, make or change any material Tax election, amend any Return or take any other action (or fail to take any other action) in respect of Taxes, in each case, if such action (or failure to take action) could reasonably be expected to have the effect of increasing the Tax liability of Parent or any of its affiliates (including the Company and its subsidiaries) for periods ending on or after the Closing Date;

         (v) Enter into any joint venture, partnership or other similar arrangement; or

         (w) Agree in writing or otherwise to take any of the actions described in Section 5.1 (a) through (v) above.

SECTION 5.2 Conduct of Business by the Parent. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Parent and each of its subsidiaries shall, except to the extent that Company shall otherwise consent in writing, carry on its business in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations.

                                  ARTICLE VI

                            ADDITIONAL AGREEMENTS

SECTION 6.1 Preparation of Registration Statement and Proxy Statement; Company Stockholders Meeting; Merger without a Company Stockholders Meeting.

         (a) If approval of Company's stockholders is required by applicable law in order to consummate the Merger other than pursuant to
Section 253 of Delaware Law, as soon as reasonably practicable following the acceptance for payment of Shares pursuant to the Offer, (i) the Company and Parent shall prepare and the Company shall file with the SEC a proxy statement (if required by applicable law) in definitive form relating to a meeting of the holders of Company Common Stock to approve the Merger (such proxy statement as amended or supplemented from time to time being hereinafter referred to as the "Company Proxy Statement") and (ii) the Company and Parent shall prepare and Parent shall file with the SEC a post-effective amendment to the Registration Statement (the "Post-Effective Amendment") for the offer and sale of the Parent Common Stock portion of the Merger Consideration pursuant to the Merger and in which the Company Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use all reasonable efforts to have the Post-Effective Amendment declared effective under the Securities Act as promptly as practicable after such filing. The Company shall use its reasonable best efforts to respond to all SEC comments with respect to the Company Proxy Statement and to cause the Company Proxy Statement to be mailed to the Company's stockholders at the earliest practicable date after the Post-Effective Amendment is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Offer and the Merger and Company shall furnish all information concerning Company and the holders of capital stock of Company as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Company Proxy Statement. No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to, the Post-Effective Amendment will be made by Parent, or the Company Proxy Statement will be made by Company, without providing the other party a reasonable opportunity to review and comment thereon. Parent will advise Company, promptly after it receives notice thereof, of the time when the Post-Effective Amendment has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Post-Effective Amendment or comments thereon and responses thereto or requests by the SEC for additional information. Company will advise Parent, promptly after it receives notice thereof, of any request by the SEC for the amendment of the Company Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to Company or Parent, or any of their respective affiliates, officers or directors, should

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

be discovered by Company or Parent which should be set forth in an amendment or supplement to either of the Post- Effective Amendment or the Company Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of Company.

         (b) If approval of Company's stockholders is required by applicable law in order to consummate the Merger, the Company will, prior to or as soon as reasonably practicable following the date upon which the Post-Effective Amendment becomes effective, establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") for the purpose of approving this Agreement, the Merger and the transactions contemplated hereby. Once the Company Stockholders Meeting has been called and noticed, Company shall not postpone or adjourn the Company Stockholders Meeting (other than for the absence of a quorum) without the consent of Parent. Subject to Company's right, pursuant to
Section 6.3(b) hereof, to withdraw or modify the Recommendations, the Board of Directors of Company shall include in the Post-Effective Amendment and the Company Proxy Statement a copy of the Recommendations as such Recommendations pertain to the Merger and this Agreement. Notwithstanding the foregoing, if approval of the Company's stockholders is required by applicable law in order to consummate the Merger, the Board of Directors of Company shall submit this Agreement and the Merger for approval to the Company's stockholders whether or not the Board of Directors of Company determines in accordance with Section 6.3(b) after the date hereof that this Agreement and the Merger are no longer advisable and recommends that the stockholders of Company reject it. Unless the Board of Directors of Company has withdrawn its recommendation of this Agreement and the Merger in compliance with Section 6.3(b), Company shall use its reasonable best efforts to solicit from stockholders of Company proxies in favor of this Agreement and the Merger and shall take all other actions necessary or advisable to secure the vote or consent of stockholders required by Delaware Law to effect the Merger.

         (c) Notwithstanding the foregoing clauses (a) and (b), in the event that Merger Sub shall acquire at least 90% of the outstanding shares of Company Common Stock in the Offer, the parties hereto agree to take all necessary and appropriate action to cause the Merger to become effective, as soon as practicable after the expiration of the Offer, without a meeting of stockholders of the Company, in accordance with Section 253 of the DGCL.

         (d) Parent shall (i) cause Merger Sub promptly to submit this Agreement, the Transaction Option Agreement and the Stockholders' Agreement and the transactions contemplated hereby and thereby for approval and adoption by Parent by written consent of sole stockholder; (ii) cause the shares of capital stock of Merger Sub to be voted for adoption and approval of this Agreement, the Transaction Option Agreement and the Stockholders' Agreement and the Merger and the Offer and the other transactions contemplated hereby and thereby; and (iii) cause to be taken all additional actions necessary for Merger Sub to adopt and

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

approve this Agreement, the Transaction Option Agreement and the Stockholders' Agreement and the transactions contemplated hereby and thereby.

SECTION 6.2  Antitrust Filings; Other Filings.

         (a) Promptly after the date of this Agreement, each of the Company and Parent will prepare and file (i) with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties (the "Antitrust Filings") and (ii) any other filings required to be filed by it under the Exchange Act, the Securities Act or any other federal, state or foreign laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). The Company and Parent each shall promptly supply the other with any information which may be required in order to effectuate any filings pursuant to this Section 6.2.

         (b) Each of the Company and Parent will notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials in connection with any filing made pursuant hereto and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, Post-Effective Amendment, Offer Documents, Schedule 14D-9, Company Proxy Statement or any Antitrust Filings or Other Filings or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, Post-Effective Amendment, Offer Documents, Schedule 14D-9, Company Proxy Statement, the Merger or any Antitrust Filing or Other Filing. Each of the Company and Parent will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under
Section 6.1 and this Section 6.2 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Registration Statement, Post-Effective Amendment, Offer Documents, Schedule 14D-9, Company Proxy Statement or any Antitrust Filing or Other Filing, Company or Parent, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Company and/or Parent such amendment or supplement.

SECTION 6.3 No Solicitation.

         (a) Neither the Company nor any of its subsidiaries shall, nor shall the Company or any of its subsidiaries authorize or permit any of its or their officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors to, directly or indirectly, (i) solicit, initiate or knowingly take any action to facilitate or encourage any Acquisition Proposal (as defined below) or any inquiries or the making of any proposal that constitutes or could reasonably be expected to lead to an Acquisition Proposal, (ii) enter into, continue or participate in any discussions or negotiations with, furnish any information relating to the Company or any of its subsidiaries or afford access to the business, properties, assets,

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


books or records of the Company or any of its subsidiaries to, otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by any third party to do or seek to make, or that has made an Acquisition Proposal, (iii) approve, endorse or recommend any Acquisition Proposal or (iv) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Proposal.

         (b) Notwithstanding the foregoing, the Board of Directors of the Company, directly or indirectly through advisors, agents or other intermediaries, may (i) engage in negotiations or discussions with any third party that, subject to the Company's compliance with Section 6.3(a), has made (and not withdrawn) a bona fide Acquisition Proposal that the Board of Directors of the Company reasonably determines (after consultation with the Company's financial advisor) constitutes a Superior Proposal, (ii) furnish to such third party nonpublic information relating to the Company or any of its subsidiaries pursuant to a confidentiality agreement with terms no less favorable to the Company than those contained in the Confidentiality Agreement, (iii) take and disclose to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) under the Exchange Act or otherwise make disclosure to them, (iv) following receipt of such an Acquisition Proposal, withdraw, modify in a manner adverse to Parent, or fail to make the Recommendations, or (v) take any action ordered to be taken by the Company by any court of competent jurisdiction if, in each case (1) neither the Company nor any representative of Company and its subsidiaries shall have violated any of the restrictions set forth in this Section 6.3, (2) the Board of Directors of the Company determines in good faith (after consultation with its outside legal counsel) that the failure to take such action would be reasonably likely to result in a breach of its fiduciary obligations to the Company's stockholders under applicable law, (3) prior to furnishing any such nonpublic information to, or entering into any such discussions with, such person or group, the Company gives Parent written notice of the identity of such person or group and all of the material terms and conditions of such Acquisition Proposal and of the Company's intention to furnish nonpublic information to, or enter into discussions with, such person or group, and the Company receives from such person or group an executed confidentiality agreement containing terms at least as restrictive with regard to the Company's confidential information as the Confidentiality Agreement (as defined in Section 6.6), (4) gives Parent prompt advance notice of its intent to furnish such nonpublic information or enter into such discussions (which notice shall in no event be given less than one (1) business day prior to furnishing such information or entering into such discussions), and (5) contemporaneously with furnishing any such nonpublic information to such person or group, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent). The Company and its subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal, and shall use its reasonable efforts to cause any such parties in possession of confidential information about the Company that was furnished by or on behalf of the Company to return or destroy all such information in the possession of any such party or in the possession of any agent or advisor of any such party. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any officer, director or employee of the Company or any of its subsidiaries or any investment banker, attorney or other advisor or representative of the

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Company or any of its subsidiaries shall be deemed to be a breach of this
Section 6.3 by the Company.

         (c) In addition to the obligations of the Company set forth in paragraph (a) of this Section 6.3, the Company shall promptly advise Parent orally and in writing of any Acquisition Proposal, or any inquiry with respect to or which the Company reasonably should believe would lead to any Acquisition Proposal, the material terms and conditions of such Acquisition Proposal or inquiry, and the identity of the person or group making any such Acquisition Proposal or inquiry. The Company will keep Parent informed promptly of any amendments of any such Acquisition Proposal or inquiry.

         For purpose of this Agreement, "Superior Proposal" means any bona fide, unsolicited written Acquisition Proposal for at least a majority of the outstanding shares of Company Common Stock on terms that the Board of Directors of Company determines in good faith by a majority vote, after consultation with its financial advisor of nationally recognized reputation and taking into account all the terms and conditions of the Acquisition Proposal, are more favorable to the Company's stockholders than as provided hereunder, is reasonably capable of being consummated and for which financing, to the extent required, is then committed; provided, however, that any such offer shall not be deemed to be a "Superior Proposal" if any financing required to consummate the transaction contemplated by such offer is not likely in the good faith judgment of the Company Board (after having received the advice of a financing advisor of nationally recognized reputation) to be obtained by such third party on a timely basis.

         For purposes of this Agreement, "Acquisition Proposal" shall mean any offer or proposal by a third party, other than Parent, Merger Sub or any affiliate thereof, relating to: (A) any acquisition or purchase from the Company by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 15% interest in the outstanding voting securities of the Company or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 15% or more of the outstanding voting securities of the Company or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction would hold less than 85% of the equity interests in the surviving or resulting entity of such transaction; (B) any sale, lease, exchange, transfer, license, acquisition, or disposition of more than 15% of the consolidated assets of the Company; (C) any liquidation or dissolution of the Company or (D) any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the consummation of the transactions contemplated hereby.

SECTION 6.4 Obligations of Merger Sub. Parent will take all reasonable action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Offer and the Merger on the terms and subject to the conditions set forth in this Agreement.

SECTION 6.5 Voting of Shares. Parent and Merger Sub agree to vote all Shares acquired in the Offer or otherwise beneficially owned by them or any of their subsidiaries in favor of approval

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

and adoption of this Agreement and the Merger at the Company Stockholders Meeting or pursuant to Section 253 of the DGCL, on the terms and subject to the conditions set forth in this Agreement.

SECTION 6.6 Confidentiality; Access to Information.

         (a) The parties acknowledge that the Company and Parent have previously executed the Confidentiality Agreement, dated as of February 13, 2002, between the Company and Parent (the "Confidentiality Agreement") which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

         (b) The Company will afford Parent and its accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, records and personnel of the Company during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of the Company, as Parent may reasonably request, including without limitation copies of working papers of accountants, contracts, and other corporate documents, and access to other parties with whom it has business dealings. Parent will afford the Company and its accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, records and personnel of Parent during the period prior to the Effective Time to obtain all information concerning the business, as Company may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Offer and the Merger.

SECTION 6.7 Public Disclosure. Parent and the Company will consult with each other, and to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to the Offer, Merger, this Agreement, the Transaction Option Agreement or the Stockholders' Agreement or an Acquisition Proposal and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange; provided, however, that this Section 6.7 shall terminate in the event the Board of Directors of the Company shall withdraw its Recommendations. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

SECTION 6.8  Reasonable Efforts; Notification.

         (a) Upon the terms and subject to the conditions set forth in this Agreement, the Transaction Option Agreement and the Stockholders' Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, the Transaction Option Agreement and the Stockholders' Agreement, including using reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in the Annex A and Article VII to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement, the Transaction Option Agreement or the Stockholders' Agreement or the consummation of the transactions contemplated hereby and thereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to carry out fully the purposes of, this Agreement. Notwithstanding anything in this Agreement to the contrary, except pursuant to the Transaction Option Agreement and the Stockholders' Agreement, neither Parent nor any of its affiliates shall be under any obligation to make proposals, execute or carry out agreements or submit to orders providing for the sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Parent, any of its affiliates or the Company or its subsidiaries or the holding separate of the shares of Company Common Stock (or shares of stock of the Surviving Corporation) or imposing or seeking to impose any limitation on the ability of Parent or any of its subsidiaries or affiliates to conduct their business or own such assets or to acquire, hold or exercise full rights of ownership of the shares of Company Common Stock (or shares of stock of the Surviving Corporation).

         (b) Each of the Company and Parent will give prompt notice to the other of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated hereby, (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated hereby, (iii) any litigation relating to, involving or otherwise affecting Company, Parent or their respective subsidiaries that relates to the consummation of the transactions contemplated hereby. The Company shall give prompt notice to Parent of any representation or warranty made by it contained in this Agreement, the Transaction Option Agreement or the Stockholders' Agreement becoming untrue or inaccurate, or any failure of the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, the Transaction Option Agreement or the Stockholders' Agreement, in each case, such that the conditions set forth in the Annex A or Article VII would not be satisfied, provided, however, that no such notification shall affect the representations,

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

warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement, the Transaction Option Agreement or the Stockholders' Agreement. Parent shall give prompt notice to the Company of any representation or warranty made by it or Merger Sub contained in this Agreement, the Transaction Option Agreement or the Stockholders' Agreement becoming untrue or inaccurate, or any failure of Parent or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, the Transaction Option Agreement or the Stockholders' Agreement, in each case, such that the conditions set forth in the Annex A or
Article VII would not be satisfied, provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement, the Transaction Option Agreement or the Stockholders' Agreement.

SECTION 6.9  Indemnification

         (a) Parent and the Surviving Corporation will indemnify and hold harmless (including advancement of expenses) the current and former directors and officers of the Company in respect of acts or omissions occurring on or prior to the Effective Time to the extent provided in the Company Charter Documents in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law. Parent will cause to be maintained for a period of not less than six (6) years from the Effective Time the Company's current directors' and officers' insurance and indemnification policy to the extent that it provides coverage for events occurring prior to the Effective Time (the "D&O Insurance") for all persons who are directors and officers of the Company on the date of this Agreement, or shall purchase a "tail" on the Company's existing policy to cover such period. If the existing D&O Insurance cannot be maintained, expires or is terminated or canceled during such three-year period, Parent will use reasonable efforts to cause to be obtained as much D&O Insurance as can be obtained for the remainder of such period on terms and conditions substantially similar to the existing D&O Insurance. It is understood that, unless made by a court, any determination as to whether a person seeking indemnification pursuant to this Section 6.9 has met any applicable legal standard for indemnification shall be made by a committee consisting of at least two of Parent's independent directors.

         (b) In the event Parent of the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary to effectuate the purposes of this
Section 6.9, proper provision shall be made so that the successors and assigns of Parent and the Surviving Corporation assume the obligations set forth in this Section 6.9; provided that, in the case of any such assignment by Parent or the Surviving Corporation, Parent and the Surviving Corporation shall remain liable for all of their respective obligations under this Agreement.

SECTION 6.10 Nasdaq Listing. Parent agrees to authorize for listing on NASDAQ National Market System the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the Offer and the Merger, effective upon official notice of issuance.

SECTION 6.11 Letters of Accountants. Company and Parent shall use their respective reasonable efforts to cause to be delivered to Parent letters of Company's and Parent's independent accountants, respectively, dated no more than two business days before the date on which the Registration Statement becomes effective (and satisfactory in form and substance to Parent), that is customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

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

SECTION 6.12 Takeover Statutes; Rights Plan. If any takeover statute or "poison pill" shareholder rights plan is or may become applicable to the Offer or Merger or the other transactions contemplated by this Agreement, the Transaction Option Agreement or the Stockholders' Agreement, each of Parent and the Company and their respective Boards of Directors shall grant such approvals and take such lawful actions as are necessary to ensure that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement, the Transaction Option Agreement and the Stockholders' Agreement and otherwise act to eliminate or minimize the effects of such statute and any regulations promulgated thereunder on such transactions or to make such rights plan inapplicable to Parent and Merger Sub in connection with the transactions contemplated by this Agreement, the Transaction Option Agreement and the Stockholders' Agreement. The Company agrees that on and after the date hereof, it will not adopt any "poison pill" rights plan or any similar antitakeover plan or take any other action that would impede or prevent completion of the Offer, the Merger, this Agreement, the Transaction Option Agreement or the Stockholders' Agreement.

SECTION 6.13  Certain Employee Benefits.

         (a) As of the Effective Time, Parent shall make available or cause to be made available to each individual who was an employee of the Company immediately before the Effective Time and who is an employee of the Surviving Corporation immediately after the Effective Time (a "Transferred Employee") health, prescription drug, long-term disability, short-term disability, life insurance, dental and other welfare benefits that are substantially similar in the aggregate to such benefits in effect at the Effective Time for similarly situated employees of Parent. Such benefits may be provided by Parent, at its option, through the employee plans maintained by Parent (or one or more of its ERISA Affiliates) or through Company Employee Plans providing such benefits. Thereafter, with respect to such benefits, Parent and its ERISA Affiliates shall not discriminate against Transferred Employees in relation to similarly situated employees of Parent and its ERISA Affiliates by reason of their status as Transferred Employees.

         (b) To the extent that Parent wishes to provide the benefits described in Section 6.13(a) to Transferred Employees through a Parent employee plan providing such benefits (a "Replacement Plan"), Parent shall take appropriate action to waive any waiting period, pre-existing condition or requirement for evidence of insurability otherwise imposed under any such Parent employee plan with respect to any Transferred Employee who was covered by a Company Employee Plan providing similar benefits prior to the Effective Time. To the extent that the benefits described in Section 6.13(a) for Transferred Employees are provided pursuant to a Replacement Plan at any time other than during a general open enrollment applicable to all employees of Parent and Surviving Corporation, Parent (i) shall take appropriate action to waive any actively at work requirements, and (ii) shall give credit under such Replacement Plan to all Transferred Employees and their covered dependents for all deductibles and out-of-pocket expense limitations incurred by the Transferred Employees and their covered dependents under the Company Employee Plans. Parent's obligations under this paragraph are conditioned upon the approval of the insurance providers of applicable benefit plans.

         (c) Parent shall not reduce the accrued vacation and sick or other paid leave of each Transferred Employee under the Company Employee Plans as of the Effective Time. After the

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


Effective Time, Parent shall provide severance benefits to all Transferred Employees with terms no less favorable than the severance benefits currently offered by Parent to its employees of similar status.

         (d) Unless the parties otherwise agree in writing, the Company shall take all action necessary to terminate, or cause to terminate, before the Effective Time, any Company Employee Plan that is a defined contribution /
Section 401(k) savings plan (the "Company 401(k) Plan").

         (e) Parent shall take appropriate steps to permit participation as soon as practicable in any defined contribution / 401(k) savings plan, maintained by Parent immediately following the Effective Time by Transferred Employees who, immediately prior to the Effective Time, were eligible to participate in the Company 401(k) Plan. For purposes of eligibility (including eligibility for early retirement) and vesting under any such Parent employee pension benefit plan, Parent shall credit Transferred Employees for their length of service with the Company, its ERISA Affiliates, and any predecessor of the Company or its ERISA Affiliates as of the Effective Time.

         (f) After the Effective Time, Parent shall provide severance benefits to employees of the Company with terms no less favorable than the severance benefits currently offered by Parent to its employees of similar status.

         (g) No provision of this Section 6.13 shall create any third party beneficiary or other rights in any Transferred Employee or former employee (including any beneficiary or dependent thereof) of the Company in respect of continued employment (or resumed employment) with Parent, and no provision of this Section 6.13 shall create any such rights in any such individuals in respect of any benefits that may be provided, directly or indirectly, under any Company Employee Plan or any plan or arrangement that may be established by Parent. No provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate after the Effective Time any such plans or arrangements of Parent. No provision of this Agreement shall cause any Transferred Employee to be a third party beneficiary of any rights herein.

SECTION 6.14 Employment, Consulting, Noncompetition, and Other Agreements. The Company agrees to cooperate with Parent in its efforts to negotiate employment, consulting, noncompetition or other agreements with any key employees or individuals identified by Parent between the date hereof and the Effective Time.

SECTION 6.15 Tax Matters. Each of Parent, Merger Sub and the Company agrees that it will not take any action (including the failure to merge the Surviving Corporation with and into Parent) which would reasonably be expected to cause the exchange of Shares for cash and Parent Common Stock pursuant to the Offer or the Merger to fail to qualify as a "reorganization" within the meaning of
Section 368(a) of the Code. The Company, Merger Sub and Parent shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the transactions contemplated by this Agreement. None of Parent, Merger Sub or Company shall be liable for any transfer taxes

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

imposed on the transfer of the Company Common Stock pursuant to this Agreement (including, but not limited to, stock transfer taxes, stamp taxes and any transfer or recording fees (together with any related interest, penalties or additions to tax)).

SECTION 6.16 Change of Control. Except as contemplated by Section 2.9 and in the Company Option Plans and Benefit Plans, the execution and delivery of this Agreement, the Transaction Option Agreement and the Stockholders' Agreement and the consummation of the transactions contemplated hereby and thereby will not, except as set forth in Section 6.16 of the Company Disclosure Schedule,
(i) result in any payment (including severance, unemployment compensation, tax gross-up, bonus or otherwise) becoming due to any Employee, from the Company or any of its subsidiaries under any Stock Plan, Benefit Plan, agreement or otherwise, (ii) materially increase any benefits otherwise payable under any Stock Plan, Benefit Plan, agreement or otherwise or (iii) result in the acceleration of the time of payment, exercise or vesting of any such benefits.

SECTION 6.17 Limitation on the Company's Investment Banking Fees. The Company covenants and agrees that the investment banking and/or consulting fees incurred or to be incurred by the Company in connection with the transactions contemplated by this Agreement, the Transaction Option Agreement and the Stockholders' Agreement shall be based upon (and not in excess of) the engagement letter between the Company and Goldman, Sachs & Co. dated February 13, 2002.

SECTION 6.18 Registration Statement. Parent shall promptly prepare and file with the SEC under the Securities Act the Registration Statement and shall use all reasonable efforts to cause the Registration Statement to be declared effective by the SEC as promptly as practicable. Parent shall promptly take any action required to be taken under foreign or state securities laws in connection with the issuance of Parent Common Stock in the Merger. Company shall cause Ballard, Spahr, Andrews & Ingersoll, LLP, or such other counsel chosen by Company and reasonably acceptable to Parent, to provide a Tax opinion regarding the tax consequences to the Company and its shareholders of the Offer and the Merger in the form required by the SEC in connection with the filing of the Registration Statement. Each of Parent, Merger Sub and Company shall provide reasonable and customary representations to Ballard, Spahr, Andrews & Ingersoll, LLP (or such other counsel) in connection with the rendering of such Tax opinion.

SECTION 6.19 Section 16 Matters. Prior to the expiration date of the Offer, Parent and the Company shall take all such reasonable steps (including appropriate actions by their respective Board of Directors) as may be required or advisable, to the extent permitted, under and in accordance with applicable law, to cause any disposition of Shares or acquisitions of Parent Shares (including derivative securities with respect to Parent Shares) resulting from the transactions contemplated by Article I and Article II of this Agreement, by each individual or entity that is subject to the reporting requirements of
Section 16(a) of the Exchange Act with respect to the Parent or the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

SECTION 6.20 Election of Director to Parent Board. Promptly following the Effective Time, Parent shall have elected Evan Jones (or a nominee of Mr. Jones, mutually agreeable to Mr.

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Jones and Parent) to its Board of Directors. Parent shall be obligated to nominate Mr. Jones to serve on Parent's Board of Directors until the third anniversary of the Effective Time.


                                 ARTICLE VII

                           CONDITIONS TO THE MERGER

SECTION 7.1 Conditions to Obligations of Each Party to Effect the Merger. The obligations of Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction of the following conditions:

         (a) if required by the DGCL, this Agreement and the Merger shall have been approved and adopted by the stockholders of Company;

         (b) Merger Sub shall have accepted for exchange and exchanged all of the Shares tendered pursuant to the Offer and Merger Sub shall have delivered the Merger Consideration to the holders of the Shares tendered;

         (c) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger;

         (d) Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

         (e) the Registration Statement or the Post-Effective Amendment, as the case may be, shall have been declared effective and no stop order suspending effectiveness shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC; and

         (f) the shares of Parent Common Stock to be issued in the Merger shall have been approved for listing on the NASDAQ National Market System, subject to official notice of issuance.


                                 ARTICLE VIII

                      TERMINATION, AMENDMENT AND WAIVER

SECTION 8.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of Company or otherwise):

         (a) by mutual written agreement of Company and Parent (duly authorized by their respective Boards); or

         (b)      by either the Company or Parent, if:

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                  (i)      the Offer shall have expired or been terminated in
         accordance with the terms of this Agreement without Parent or Merger Sub having accepted for exchange any Shares pursuant to the Offer, provided that Parent and Merger Sub shall not be permitted to terminate this Agreement pursuant to this Section 8.1(b)(i) if the Offer is terminated or expires without Shares having been accepted for exchange as a result of a breach by Parent or Merger Sub of this Agreement; or

                  (ii) the Offer has not been consummated on or before April 15, 2002 (or June 28, 2002 if such delay is a result of a second request for information under the HSR Act) (the "End Date"); provided, however, that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the principal cause of or resulted in the failure of the Offer to have been consummated on or before the End Date and such action or failure to act constitutes a material breach of this Agreement; or

                  (iii) there shall be any applicable law or regulation that makes consummation of the Offer or the Merger illegal or otherwise prohibited or any judgment, injunction, order or decree of any court or governmental body having competent jurisdiction enjoining the Company or Parent from consummating the Offer or the Merger is entered and such judgment, injunction, or order shall have become final and nonappealable; or

         (c)      by Parent if a Triggering Event shall have occurred; or

         For purposes of this Agreement, a "Triggering Event" shall be deemed to have occurred if: (i) the Board of Directors of the Company or any committee thereof shall have approved or recommended to the Company stockholders any Acquisition Proposal, (ii) the Board of Directors of the Company or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Parent its Recommendations;
(iii) the Company shall have failed to include the Recommendations in the Offer Documents or the Schedule 14D-9; or (iv) a tender or exchange offer relating to 15% or more of the Shares shall have been commenced by a person unaffiliated with Parent or Merger Sub and the Company shall not have sent to its security holders pursuant to Rule 14e-2 under the Securities Act, within seven (7) business days after such tender or exchange offer is first published, a statement disclosing that the Company recommends rejection of such tender or exchange offer.

         (d) by Parent if (i) any of the representations and warranties of the Company contained in this Merger Agreement that are qualified by reference to a Company Material Adverse Effect shall not have been true and correct in all respects as of the date of determination or the date hereof (other than representations and warranties which by their terms address matters only as of another specified date, which shall be true and correct in all respects only as of such date), or (ii) the representations and warranties of the Company contained in this Merger Agreement that are not so qualified shall not have been true and correct as of the date of determination or the date hereof as if made at and as of such time (other than representations and warranties which by their terms address matters only as of another specified date, which shall be true and correct only as of such date); and such failures to be true and correct are reasonably

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

likely to result, individually or in the aggregate, in a Company Material Adverse Effect; or (iii) the Company shall have breached or failed to perform or comply with any of its obligations, agreements or covenants under this Agreement and such breach or failure to perform or comply is likely to result, individually or in the aggregate, in a Company Material Adverse Effect; or
(iv) Company shall have failed to perform all of its obligations, agreements or covenants under this Agreement required to be performed at or prior to the date of determination (a "Terminating Company Breach"); provided, however, that such Terminating Company Breach must be reasonably likely to materially adversely affect the consummation of the Offer and the Merger; or

         (e) by Company if (i) any of the representations and warranties of Parent or Merger Sub contained in this Merger Agreement that are qualified by reference to a Parent Material Adverse Effect shall not have been true and correct in all respects as of the date of determination or the date hereof (other than representations and warranties which by their terms address matters only as of another specified date, which shall be true and correct in all respects only as of such date), or (ii) the representations and warranties of Parent and Merger Sub contained in the Agreement that are not so qualified shall not have been true and correct as of the date of determination or the date hereof as if made at and as of such time (other than representations and warranties which by their terms address matters only as of another specified date, which shall be true and correct only as of such date); and such failures to be true and correct are reasonably likely to result, individually or in the aggregate, in a Parent Material Adverse Effect; or (iii) either Parent or Merger Sub shall have breached or failed to perform or comply with any of its obligations, agreements or covenants under this Agreement and such breach or failure to perform or comply is likely to result, individually or in the aggregate, in a Parent Material Adverse Effect; or (iv) Parent or Merger Sub shall have failed to perform all of their obligations, agreements or covenants under this Agreement required to be performed at or prior to the date of determination (a "Terminating Parent Breach"); provided, however, that such Terminating Parent Breach must be reasonably likely to materially adversely affect the consummation of the Offer and the Merger; or

         (f) by the Company if, pursuant to the requirements and procedures in Section 6.3(b) and solely in connection with the Company's receipt from a third party of a bona fide Acquisition Proposal that the Board of Directors of the Company reasonably determines (after consultation with the Company's financial advisor) constitutes a Superior Proposal, the Board of Directors of the Company concludes in good faith after consultation with its outside legal counsel that to satisfy its fiduciary obligations to the stockholders of the Company under applicable law, the Board of Directors must not make or must withdraw or modify the Recommendations and the Board of Directors in fact withdraws or modifies the Recommendations; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(f) shall not be available (i) if the Company has breached any of its obligations under Section 6.3, or (ii) if, within two (2) business days after any purported termination pursuant to this Section 8.1(f), the Company shall not have paid the Termination Fee contemplated by Section 8.3(b), or (iii) if the Company has not provided Parent and Merger Sub with three (3) business days prior written notice of its intent to so terminate this Agreement and delivered to Parent and Merger Sub a copy of the writing embodying the Acquisition Proposal in its then most definitive form.

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

         The party desiring to terminate this Agreement pursuant to this
Section 8.1 (other than pursuant to Section 8.1(a)) shall give notice of such termination to the other party.

SECTION 8.2 Notice of Termination; Effect of Termination. Subject to Section 8.1(b)(iii), any proper termination of this Agreement under Section 8.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement under Section 8.1, this Agreement shall be of no further force or effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other parties hereto, except (i) as set forth in this Section 8.2, Section 8.3 and/or Article IX, each of which shall survive the termination of this Agreement, and (ii) that nothing herein shall relieve any party from liability for any willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

SECTION 8.3 Fees and Expenses.

         (a) General. Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the Transaction Option Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses whether or not the Merger is consummated.

         (b) Termination Fee. If this Agreement is terminated by Parent or the Company, as applicable, pursuant to Sections 8.1(b)(i) or (ii) and, in either case, within 12 months following the termination of this Agreement either a Company Acquisition (as defined below) is consummated or the Company enters into an agreement providing for a Company Acquisition and such Company Acquisition is later consummated, the Company shall promptly, but in any event no later than two (2) business days after the date of such consummation, pay Parent a fee equal to $19,793,000, in immediately available funds (the "Termination Fee"). If this Agreement is terminated by Parent or the Company, as applicable, pursuant to Section 8.1(d) or (e), then the breaching party shall promptly, but in any event no later than two (2) business days after the date of such termination, pay to the non-breaching party the Termination Fee. If this Agreement is terminated by Parent pursuant to Section 8.1(c), the Company shall promptly, but in any event no later than two (2) business days after the date of such termination, pay Parent the Termination Fee. If this Agreement is terminated by Company pursuant to Section 8.1(f), the Company shall promptly, but in any event no later than two (2) business days after the date of such termination, pay Parent the Termination Fee.

         Each party acknowledges that the agreements contained in this Section 8.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other party would not enter into this Agreement. Accordingly, if a party fails to pay in a timely manner the amounts due pursuant to this Section 8.3(b), and, in order to obtain such payment, the other party makes a claim that results in a judgment or settlement for the fee set forth in this Section 8.3(b), the liable party shall pay to the party making such claim its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection

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with such suit, together with interest on the amounts set forth in this
Section 8.3(b) at the prime rate of The Chase Manhattan Bank in effect on the date such payment was required to be made. Payment of the fees described in this Section 8.3(b) shall be in lieu of damages incurred in the event of breach of this Agreement, except for willful or intentional breaches or breaches caused by the gross negligence of the breaching party.

         For the purposes of this Agreement, "Company Acquisition" shall mean any of the following transactions (other than the transactions contemplated by this Agreement): (i) a sale or other disposition by the Company of a business or assets representing 15% or more of the consolidated net revenues, net income or assets of the Company immediately prior to such sale; (ii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by the Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing 15% or more of any class of equity securities of the Company; or
(iii) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (other than a transaction in which the Company is the acquiror and in which the current Company stockholders retain more than 85%, directly or indirectly, of the surviving or successor corporation).

SECTION 8.4 Amendment. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent and the Company.

SECTION 8.5 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                  ARTICLE IX

                              GENERAL PROVISIONS

SECTION 9.1 Non-Survival of Representations and Warranties. The representations and warranties of Company, Parent and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

SECTION 9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon delivery either personally or by commercial delivery service, or sent via facsimile (receipt confirmed) to the parties at the following addresses or facsimile numbers (or at such other address or facsimile numbers for a party as shall be specified by like notice):

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


         (a)      if to Parent or Merger Sub, to:

                  Cytyc Corporation
                  85 Swanson Road
                  Boxborough, MA 01719
                  Attention: Patrick J. Sullivan, Chief Executive Officer Facsimile No.: (978) 635-1033

         with a copy to:

                  Testa, Hurwitz & Thibeault, LLP
                  125 High Street
                  Boston, Massachusetts 02110
                  Attention: Jonathan M. Moulton, Esq.
                  Facsimile No.: 617-248-7100

         (b)      if to Company, to:

                  Digene Corporation
                  1201 Clopper Road
                  Gaithersburg, MD 20878
                  Attention: Evan Jones,
                  Chief Executive Officer
                  Facsimile No.: 301-944-7017

         with a copy to:

                  Ballard, Spahr Andrews & Ingersoll, LLP
                  1735 Market Street, 51st Floor
                  Philadelphia, PA 19103
                  Attention: Morris Cheston, Jr., Esq.
                  Fax: (215) 864-8999

SECTION 9.3  Interpretation; Certain Defined Terms.

         (a) When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

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         (b)      For purposes of this Agreement, the terms "knowledge" or
"knows" mean with respect to a party hereto, with respect to any matter in question, that any of the executive officers of such party has actual knowledge of such matter, after reasonable inquiry of such matter. For purposes of this definition, the "executive officers" of Company shall be those person listed on Section 9.3(b) of the Company Disclosure Schedule.

         (c) For purposes of this Agreement, the terms "Material Adverse Change" or "Material Adverse Effect" when used in connection with an entity means any change, event, circumstance, occurrence or effect that either individually or in the aggregate with all other such changes, effects, events and occurrences is materially adverse to the business, properties, financial condition, assets, including intangible assets, capitalization or results of operations of such entity taken as a whole but shall exclude the effects of
(i) any material adverse change in the Company's business, properties, financial condition, assets, including intangible assets, capitalization or results of operations for any fiscal period prior to the Closing Date that is directly attributable to a disruption in the conduct of the Company's business arising from the transactions contemplated by this Agreement or the public announcement thereof, (ii) changes in general economic conditions, (iii) changes affecting the industry generally in which the Company operates (provided that such changes do not affect the Company in a substantially disproportionate manner), and (iv) the matters set forth on Section 9.3(c).

         (d) For purposes of this Agreement, the term "person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

         (e) For purposes of this Agreement, "subsidiary" of a specified entity will be any corporation, partnership, limited liability company, joint venture or other legal entity of which the specified entity (either alone or through or together with any other subsidiary) owns, directly or indirectly, 50% or more of the stock or other equity or partnership interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation or other legal entity.

SECTION 9.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

SECTION 9.5 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Transaction Option Agreement, the Stockholders' Agreement, the Confidentiality Agreement, the Company Disclosure Schedule and the Annex A (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing Date and shall survive any termination of this Agreement;

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

and (b) are not intended to confer upon any other person any rights or remedies hereunder, other than the Continuing Directors, and except as specifically provided in Section 6.9.

SECTION 9.6 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

SECTION 9.7 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

SECTION 9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

SECTION 9.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

SECTION 9.10 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment in violation of this Section shall be void.

SECTION 9.11 Waiver of Jury Trial. EACH OF PARENT, COMPANY AND MERGER SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, COMPANY OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

                                  * * * * *

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



         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement and Plan of Merger to be executed by their duly authorized respective officers as of the date first written above.


                                    CYTYC CORPORATION


                                    By: /s/ Patrick J. Sullivan
                                       -------------------------
                                    Name: Patrick J. Sullivan
                                    Title:    Chief Executive Officer


                                    CRUISER, INC.


                                    By: /s/ Daniel J. Levangie
                                       ------------------------
                                    Name: Daniel J. Levangie
                                    Title:    President


                                    DIGENE CORPORATION


                                    By: /s/ Charles M. Fleischman
                                       ---------------------------
                                    Name: Charles M. Fleischman
                                    Title:    President



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ANNEX A

         The capitalized terms used in this Annex A shall have the respective meanings given to such terms in the Agreement and Plan of Merger, dated as of February 19, 2002, among Parent, Merger Sub and the Company (the "Merger Agreement") to which this Annex A is attached.

                           CONDITIONS TO THE OFFER

         Notwithstanding any other provision of the Offer, subject to the terms of this Agreement, Merger Sub shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Merger Sub's obligation to pay for or return tendered Shares promptly after expiration or termination of the Offer), to pay for any Shares tendered, and may postpone the acceptance for payment or, subject to the restriction referred to above, payment for any Shares tendered, and may amend or terminate the Offer (whether or not any Shares have theretofore been purchased or paid for) if, by the expiration of the Offer (as it may be extended in accordance with Section 1.1 of this Agreement) (i) the Minimum Condition shall not have been satisfied;
(ii) any applicable waiting periods under the HSR Act shall not have expired or been terminated; or (iii) at any time on or after the date of the Merger Agreement and before acceptance for payment of, or payment for, such Shares any of the following events shall occur:

         (A) There shall have been threatened, instituted or pending any action, proceeding, application or counterclaim by or before any court or governmental, regulatory or administrative agency, authority or tribunal, domestic, foreign or supranational (other than actions, proceedings, applications or counterclaims filed or initiated by Merger Sub), which (i) seeks to challenge the acquisition by Merger Sub of the Shares, restrain, prohibit or delay the making or consummation of the Offer or the Merger or any other merger or business combination involving Merger Sub or any of its affiliates and the Company or any of its subsidiaries, prohibit the performance of any of the contracts or other agreements entered into by Parent, Merger Sub or any of its affiliates in connection with the acquisition of the Company or the Shares, or obtain any damages in connection with any of the foregoing, (ii) seeks to make the purchase of or payment for, some or all of the Shares pursuant to the Offer, the Merger or otherwise, illegal, (iii) seeks to impose limitations on the ability of Merger Sub or the Company or any of their respective affiliates or subsidiaries effectively to acquire or hold, or requiring Merger Sub, the Company or any of their respective affiliates or subsidiaries to dispose of or hold separate, any portion of the assets or the business of Merger Sub or its affiliates or the Company or its subsidiaries, or impose limitations on the ability of Merger Sub, the Company or any of their respective affiliates or subsidiaries to continue to conduct, own or operate all or any portion of their businesses and assets as heretofore conducted, owned or operated, (iv) seeks to impose or may result in material limitations on the ability of Merger Sub or any of its affiliates to exercise full rights of ownership of the Shares purchased by them, including, without limitation, the right to vote the Shares purchased by them on all matters properly presented to the stockholders of the Company, or the right to vote any shares of capital stock of any subsidiary directly or indirectly owned by the Company, (v) is reasonably likely to result in a material diminution in the benefits expected to be derived by Parent and Merger Sub as a result of the transactions contemplated by the Offer, including the Merger, or (vi) seeks to impose voting, procedural, price or other requirements in addition to

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

those under DGCL and federal securities laws (each as in effect on the date of the Offer to Purchase) or any material condition to the Offer that is unacceptable (in its reasonable judgment) to Parent and Merger Sub;

         (B) There shall have been proposed, sought, promulgated, enacted, entered, enforced or deemed applicable to the Offer or the Merger by any domestic, foreign or supranational government or any governmental, administrative or regulatory authority or agency or by any court or tribunal, domestic, foreign or supranational, any statute, rule, regulation, judgment, decree, order or injunction that might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (vi) of paragraph (A) above;

         (C) There shall have occurred (1) any general suspension of trading in, or limitation on prices for, securities on the Nasdaq National Market, (2) any significant adverse change in securities or financial markets in the United States or abroad, for example a decline of at least 20 percent in either the Dow Jones Average of Industrial Stocks or the Standard & Poor's 500 Index from that existing at the close of business on February 19, 2002, or
(3) in the case of any of the foregoing, a material acceleration or worsening thereof;

         (D) (i) The representations and warranties of the Company contained in the Merger Agreement that are qualified by reference to a Company Material Adverse Effect shall not have been true and correct in all respects when made or at any time prior to the consummation of the Offer as if made at or at and as of such time (other than representations and warranties which by their terms address matters only as of another specified date, which shall be true and correct in all respects only as of such date), or (ii) the representations and warranties of the Company contained in the Agreement that are not so qualified shall not have been true and correct when made or at any time prior to the consummation of the Offer as if made at and as of such time (other than representations and warranties which by their terms address matters only as of another specified date, which shall be true and correct only as of such date), and such failures to be true and correct are reasonably likely to result, individually or in the aggregate, in a Company Material Adverse Effect;

         (E) (i) the Company shall have breached or failed to perform or comply with any of its obligations, agreements or covenants under the Agreement and such breach or failure to perform or comply is likely to result, individually or in the aggregate, in a Company Material Adverse Effect; or
(ii) the obligations of any holders of Company Common Stock under the Stockholders' Agreement (without giving effect to any "Material Adverse Effect"; materiality or similar qualifications contained therein) shall not have been performed or complied with by such holder or holders in all respects and such failure to perform or comply is reasonably likely to result, individually or in the aggregate, in a Parent Material Adverse Effect;

         (F) The Merger Agreement shall have been terminated in accordance with its terms;

         (G) The Registration Statement shall have not become effective under the Securities Act or shall be the subject of any stop order or proceedings seeking a stop order;

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

         (H) The shares of Parent Common Stock to be issued in the Offer shall not have been approved for listing on the NASDAQ National Market System, subject to official notice of issuance; or

         (I) The Company shall have entered into, or shall have publicly announced its intention to enter into, an agreement or agreement in principle with respect to any Acquisition Proposal.

         The foregoing conditions are for the sole benefit of Parent and Merger Sub and their respective affiliates and may be asserted by Parent and/or Merger Sub regardless of the circumstances giving rise to any such condition or may be waived by Parent and/or Merger Sub, in whole or in part, from time to time in its or their sole discretion, except as otherwise provided in the Agreement. The failure by Parent or Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right and may be asserted at any time and from time to time. Any reasonable determination by Parent and/or Merger Sub concerning any of the events described herein shall be final and binding.

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


                  EXHIBIT A         STOCKHOLDERS' AGREEMENT

                EXHIBIT B         TRANSACTION OPTION AGREEMENT



                                      72